Exhibit 99.1

Forest City Enterprises, Inc.
Supplemental Package
Three and Nine Months Ended October 31, 2012 and 2011

Forest City Enterprises, Inc. and Subsidiaries
Three and Nine Months Ended October 31, 2012 and 2011
Supplemental Package
NYSE: FCEA, FCEB
This Supplemental Package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-K for the year ended January 31, 2012 and other factors that might cause differences, some of which could be material, include, but are not limited to, the impact of current lending and capital market conditions on our liquidity, ability to finance or refinance projects and repay our debt, the impact of the current economic environment on the ownership, development and management of our real estate portfolio, general real estate investment and development risks, vacancies in our properties, the strategic decision to reposition or divest portions of our land business, further downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts, risks associated with an investment in a professional sports team, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of our insurance carriers, environmental liabilities, conflicts of interest, risks associated with the sale of tax credits, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, volatility in the market price of our publicly traded securities, inflation risks, litigation risks, cybersecurity risks and cyber incidents, as well as other risks listed from time to time in our reports filed with the Securities and Exchange Commission. We have no obligation to revise or update any forward-looking statements, other than imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Overview
We principally engage in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We operate through three strategic business units and five reportable segments. The Commercial Group, our largest strategic business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings, hotels and mixed-use projects. The Residential Group owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments and adaptive re-use developments. Additionally, the Residential Group develops for-sale condominium projects and also owns interests in entities that develop and manage military family housing. The Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers. It also owns and develops land into master-planned communities and mixed-use projects. On January 31, 2012, our Board of Directors approved a strategic decision by senior management to reposition or divest significant portions of our Land Development Group. During the nine months ended October 31, 2012, we established and continued to execute on our land divestiture strategy. Real Estate Groups are the combined Commercial, Residential and Land Development Groups. Corporate Activities and the Nets, a member of the National Basketball Association (“NBA”) in which we account for our investment on the equity method of accounting, are other reportable segments of the Company.
We have approximately $10.7 billion of assets in 27 states and the District of Columbia at October 31, 2012. Our core markets include Boston, Chicago, Dallas, Denver, Los Angeles, New York City, Philadelphia, the Greater San Francisco metropolitan area and the Greater Washington D.C. metropolitan area. Our core markets account for approximately 77 percent of the cost of our real estate portfolio at October 31, 2012. We have offices in Albuquerque, Boston, Chicago, Dallas, Denver, Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters in Cleveland, Ohio.

Supplemental Financial and Operating Information
We recommend this supplemental package be read in conjunction with our Form 10-Q for the three and nine months ended October 31, 2012. This supplemental package contains certain measures prepared in accordance with generally accepted accounting principles (“GAAP”) under the full consolidation accounting method and certain measures prepared under the pro-rata consolidation method, a non-GAAP measure. Along with net earnings, we have historically reported an additional measure, Earnings Before Depreciation, Amortization and Deferred Taxes (“EBDT”), to report operating results. EBDT is a non-GAAP measure and may not be directly comparable to similarly-titled measures reported by other companies. In the three months ended April 30, 2012, we began presenting Funds From Operations (“FFO”), which is also a non-GAAP measure. In the three months ended July 31, 2012, we began presenting Operating FFO, which is also a non-GAAP measure. The non-GAAP financial measures presented under the pro-rata consolidation method, comparable net operating income (“NOI”), EBDT, FFO and Operating FFO provide supplemental information about our operations. Although these measures are not presented in accordance with GAAP, we believe they are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our investors can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.
Revision of Prior Period Financial Statements
Historically, we have recorded an allowance for projects under development (the “Allowance”) that have not been abandoned at each balance sheet date. During the three months ended January 31, 2012, we determined that the recording of the Allowance was not in accordance with ASC 970-360-40. The impact of this error (the “Allowance Revision”) was an overstatement of operating expenses of $2,000,000 ($1,224,000 after tax) for the three and nine months ended October 31, 2011. We assessed the materiality of this error on prior periods’ financial statements in accordance with ASC 250-10 (SEC’s Staff Accounting Bulletin No. 99, Materiality), and concluded that the error was not material to any prior annual or interim periods but would be material if the entire correction was recorded during the year ended January 31, 2012. Accordingly, the financial statements for the three and nine months ended October 31, 2011, which are presented herein, have been revised.
Consolidation Methods
We present certain financial amounts under the pro-rata consolidation method because we believe this information is useful to investors as this method reflects the manner in which we operate our business. In line with industry practice, we have made a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, we generally present our investments proportionate to our economic share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity (“VIE”), even if our ownership is not 100%. We provide reconciliations from the full consolidation method to the pro-rata consolidation method throughout our supplemental package. Please refer to our property listing for the detail of our consolidated and unconsolidated properties in our supplemental package for the year ended January 31, 2012.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

EBDT
We believe that EBDT, along with net earnings, provides additional information about our core operations. While property dispositions, acquisitions or other factors can affect net earnings in the short-term, we believe EBDT presents a more consistent view of the overall financial performance of our business from period-to-period. EBDT has been used by the chief operating decision maker and management to assess performance and resource allocations by strategic business unit and on a consolidated basis. EBDT is similar, but not identical, to FFO, a measure of performance used by publicly traded Real Estate Investment Trusts (“REITs”).
FFO
The majority of our peers in the publicly traded real estate industry are REITs and report operations using FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”). Although we are not a REIT, we feel it is important to publish this measure to allow for easier comparison of our performance to our peers. The major difference between us and our REIT peers is that we are a taxable entity and any taxable income we generate could result in payment of federal or state income taxes. Our REIT peers typically are not subject to federal or state income taxes, but must pay out a portion of their taxable income to shareholders. Due to our effective tax management policies, we have not historically been a significant payer of income taxes. This has allowed us to retain our internally generated cash flows but has also resulted in large expenses for deferred taxes as required by GAAP. The treatment of deferred taxes is the single biggest difference between EBDT and FFO. We intend to continue to report both EBDT and FFO during the fiscal year ending January 31, 2013. Effective February 1, 2013, we will only report FFO to be more comparable to our industry peers.
Operating FFO
In addition to reporting FFO, we report Operating FFO as an additional financial measure of our operating performance (see Reconciliation of FFO to Net Earnings (Loss), included elsewhere in this supplemental package). We believe it is appropriate to adjust FFO, as defined by NAREIT, for significant non-recurring items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance. Operating FFO may not be comparable to similarly titled measures used by other companies.
NOI
NOI, a non-GAAP measure, is defined as revenues (excluding straight-line rent adjustments) less operating expenses (including depreciation and amortization and amortization of mortgage procurement costs for non-real estate groups) plus interest income plus equity in earnings (loss) of unconsolidated entities (excluding gain on disposition and impairment of unconsolidated entities) plus interest expense, gain (loss) on extinguishment of debt, depreciation and amortization of unconsolidated entities. We believe NOI provides us, as well as our investors, additional information about our core business operations and, along with earnings, is necessary to understand our business and operating results.
Supplemental Operating Information
The operating information contained in this document includes: occupancy data, retail sales data, leasing summaries, comparable NOI, NOI by product type and core market, reconciliation of NOI to net earnings, results of operations discussion, Operating FFO bridge, reconciliation of Operating FFO to FFO, reconciliation of net earnings to FFO and EBDT, retail and office lease expirations, significant retail and office tenants, and our development pipeline. We believe this information will give interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including properties that were open and operated in both the three and nine months ended October 31, 2012 and 2011.
We believe occupancy rates, retail and office lease expirations, contractual rent, significant retail and office tenant listings, mall sales per square foot, leasing spreads on retail and office properties, and other rental rate information on multi-family properties represent meaningful operating statistics about us.
Comparable NOI is useful because it measures the performance of the same properties on a period-to-period basis and is used to assess operating performance and resource allocation of the operating properties within our strategic business units. While property dispositions, acquisitions or other factors can impact net earnings in the short term, we believe comparable NOI gives a more consistent view of the overall performance of our operating portfolio from quarter-to-quarter and year-to-year. A reconciliation of NOI to net earnings, the most comparable financial measure calculated in accordance with GAAP, a reconciliation of NOI to net earnings for each strategic business unit and a reconciliation from NOI to comparable NOI are included in this supplemental package.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Headquarters
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113
Annual Report on Form 10-K
A copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended January 31, 2012 can be found on our website under SEC Filings or may be obtained without charge upon written request to:
Jeffrey B. Linton
Senior Vice President, Corporate Communication
jefflinton@forestcity.net
Website
www.forestcity.net
The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.
Investor Relations
Robert G. O’Brien
Executive Vice President and Chief Financial Officer
Transfer Agent and Registrar
Wells Fargo
Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-9440
(800) 468-9716
www.shareowneronline.com
NYSE Exchange Listings
FCEA - Class A Common Stock ($.33 1/3 par value)
FCEB - Class B Common Stock ($.33 1/3 par value)
FCY - $225,000,000 Aggregate Principal Amount of 7.375% Senior Notes Due 2034
Dividend Reinvestment and Stock Purchase Plan
We offer our shareholders the opportunity to purchase additional shares of common stock through the Forest City Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”) at 97% of current market value. You may obtain a copy of the Plan prospectus and an enrollment card by contacting Wells Fargo Shareowner Services at (800) 468-9716 or by visiting www.shareowneronline.com.

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet Information – October 31, 2012 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$1,602,505	$36,489	$1,352,238	$2,918,254
Commercial
Retail centers	3,167,762	43,946	1,145,800	4,269,616
Office and other buildings	3,868,650	659,956	351,348	3,560,042
Corporate and other equipment	11,065	—	—	11,065
Total completed rental properties	8,649,982	740,391	2,849,386	10,758,977
Projects under construction
Residential	72,348	167	18,233	90,414
Commercial
Retail centers	16,993	—	—	16,993
Office and other buildings	27,064	—	—	27,064
Total projects under construction	116,405	167	18,233	134,471
Projects under development
Residential	887,168	190,762	6,033	702,439
Commercial
Retail centers	75,104	199	3,051	77,956
Office and other buildings	264,037	26,056	3,700	241,681
Total projects under development	1,226,309	217,017	12,784	1,022,076
Total projects under construction and development	1,342,714	217,184	31,017	1,156,547
Land held for development and sale	72,566	6,988	—	65,578
Total Real Estate	10,065,262	964,563	2,880,403	11,981,102
Less accumulated depreciation	(1,630,210)	(47,967)	(598,529)	(2,180,772)
Real Estate, net	8,435,052	916,596	2,281,874	9,800,330
Cash and equivalents	238,581	30,485	60,702	268,798
Restricted cash and escrowed funds	407,616	51,747	89,783	445,652
Notes and accounts receivable, net	408,328	36,708	35,853	407,473
Investments in and advances to unconsolidated entities	568,581	(176,791)	(498,793)	246,579
Lease and mortgage procurement costs, net	290,939	22,057	51,823	320,705
Prepaid expenses and other deferred costs, net	235,780	19,715	10,568	226,633
Intangible assets, net	83,813	3	19,227	103,037
Land held for divestiture	4,061	3	23,944	28,002
Total Assets	$10,672,751	$900,523	$2,074,981	$11,847,209

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet Information – October 31, 2012 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$992,393	$26,255	$1,018,191	$1,984,329
Commercial
Retail centers	1,927,437	39,683	874,140	2,761,894
Office and other buildings	2,418,576	347,798	269,761	2,340,539
Total completed rental properties	5,338,406	413,736	2,162,092	7,086,762
Projects under construction
Residential	109,815	—	—	109,815
Commercial
Retail centers	11,231	—	—	11,231
Office and other buildings	—	—	—	—
Total projects under construction	121,046	—	—	121,046
Projects under development
Residential	249,095	59,537	—	189,558
Commercial
Retail centers	—	—	—	—
Office and other buildings	—	—	—	—
Total projects under development	249,095	59,537	—	189,558
Total projects under construction and development	370,141	59,537	—	310,604
Land held for development and sale	9,448	944	—	8,504
Total Mortgage debt and notes payable, nonrecourse	5,717,995	474,217	2,162,092	7,405,870
Bank revolving credit facility	166,000	—	—	166,000
Senior and subordinated debt	1,032,818	—	—	1,032,818
Construction payables	158,090	51,547	11,676	118,219
Operating accounts payable and accrued expenses	641,770	75,739	153,291	719,322
Accrued derivative liability	165,242	160	17,293	182,375
Deferred profit on NY retail joint venture transaction	114,465	—	—	114,465
Total Accounts payable, accrued expenses and other liabilities	1,079,567	127,446	182,260	1,134,381
Cash distributions and losses in excess of investments in unconsolidated entities	283,895	(27,041)	(289,969)	20,967
Deferred income taxes	458,949	—	—	458,949
Mortgage debt and notes payable, nonrecourse on land held for divestiture	9,025	—	20,598	29,623
Total Liabilities	8,748,249	574,622	2,074,981	10,248,608
Redeemable Noncontrolling Interest	240,790	240,790	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,523,909	—	—	1,523,909
Accumulated other comprehensive loss	(111,329)	—	—	(111,329)
Total Shareholders’ Equity	1,412,580	—	—	1,412,580
Noncontrolling interest	271,132	85,111	—	186,021
Total Equity	1,683,712	85,111	—	1,598,601
Total Liabilities and Equity	$10,672,751	$900,523	$2,074,981	$11,847,209

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet Information – January 31, 2012 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$1,584,403	$27,003	$1,229,109	$2,786,509
Commercial
Retail centers	2,638,954	74,012	1,203,459	3,768,401
Office and other buildings	2,949,699	94,310	387,543	3,242,932
Corporate and other equipment	10,392	—	—	10,392
Total completed rental properties	7,183,448	195,325	2,820,111	9,808,234
Projects under construction
Residential	56,496	988	95,404	150,912
Commercial
Retail centers	595,011	309	7,945	602,647
Office and other buildings	606,304	370,626	2,302	237,980
Total projects under construction	1,257,811	371,923	105,651	991,539
Projects under development
Residential	776,817	170,423	17,693	624,087
Commercial
Retail centers	39,495	99	10,481	49,877
Office and other buildings	254,856	25,712	2,670	231,814
Total projects under development	1,071,168	196,234	30,844	905,778
Total projects under construction and development	2,328,979	568,157	136,495	1,897,317
Land held for development and sale	77,298	7,451	24,851	94,698
Total Real Estate	9,589,725	770,933	2,981,457	11,800,249
Less accumulated depreciation	(1,526,503)	(46,085)	(557,613)	(2,038,031)
Real Estate, net	8,063,222	724,848	2,423,844	9,762,218
Cash and equivalents	217,486	9,324	60,689	268,851
Restricted cash and escrowed funds	542,566	98,001	109,282	553,847
Notes and accounts receivable, net	406,244	19,542	36,684	423,386
Investments in and advances to unconsolidated entities	609,079	(160,470)	(542,772)	226,777
Lease and mortgage procurement costs, net	273,995	8,760	58,512	323,747
Prepaid expenses and other deferred costs, net	227,354	34,626	20,708	213,436
Intangible assets, net	107,192	3	11,076	118,265
Land held for divestiture	57,145	14,141	45,257	88,261
Total Assets	$10,504,283	$748,775	$2,223,280	$11,978,788

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet Information – January 31, 2012 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,008,576	$18,844	$949,015	$1,938,747
Commercial
Retail centers	1,735,148	67,371	971,035	2,638,812
Office and other buildings	2,064,588	73,056	301,910	2,293,442
Total completed rental properties	4,808,312	159,271	2,221,960	6,871,001
Projects under construction
Residential	6,596	—	56,737	63,333
Commercial
Retail centers	330,533	—	—	330,533
Office and other buildings	207,028	127,685	—	79,343
Total projects under construction	544,157	127,685	56,737	473,209
Projects under development
Residential	272,195	66,027	—	206,168
Commercial
Retail centers	—	—	—	—
Office and other buildings	—	—	2,887	2,887
Total projects under development	272,195	66,027	2,887	209,055
Total projects under construction and development	816,352	193,712	59,624	682,264
Land held for development and sale	15,775	1,578	12,655	26,852
Total Mortgage debt and notes payable, nonrecourse	5,640,439	354,561	2,294,239	7,580,117
Bank revolving credit facility	—	—	—	—
Senior and subordinated debt	1,038,529	—	—	1,038,529
Construction payables	202,395	61,564	18,564	159,395
Operating accounts payable and accrued expenses	621,582	27,798	161,323	755,107
Accrued derivative liability	174,020	—	19,033	193,053
Deferred profit on NY retail joint venture transaction	114,465	—	—	114,465
Total Accounts payable, accrued expenses and other liabilities	1,112,462	89,362	198,920	1,222,020
Cash distributions and losses in excess of investments in unconsolidated entities	279,708	(24,803)	(282,105)	22,406
Deferred income taxes	433,040	—	—	433,040
Mortgage debt and notes payable, nonrecourse on land held for divestiture	19,084	1,721	12,226	29,589
Total Liabilities	8,523,262	420,841	2,223,280	10,325,701
Redeemable Noncontrolling Interest	229,149	229,149	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,587,526	—	—	1,587,526
Accumulated other comprehensive loss	(120,460)	—	—	(120,460)
Total Shareholders’ Equity	1,467,066	—	—	1,467,066
Noncontrolling interest	284,806	98,785	—	186,021
Total Equity	1,751,872	98,785	—	1,653,087
Total Liabilities and Equity	$10,504,283	$748,775	$2,223,280	$11,978,788

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Earnings Information – Three Months Ended October 31, 2012 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues from real estate operations	$291,366	$20,331	$99,159	$1,710	$371,904
Expenses
Operating expenses	184,809	14,378	43,527	1,310	215,268
Depreciation and amortization	58,081	2,699	19,145	36	74,563
Impairment of real estate	30,200	—	—	164	30,364
	273,090	17,077	62,672	1,510	320,195
Interest expense	(69,300)	(4,007)	(25,932)	(159)	(91,384)
Amortization of mortgage procurement costs	(2,665)	(74)	(773)	—	(3,364)
Gain (loss) on extinguishment of debt	8,007	(415)	—	(192)	8,230
Interest and other income	10,418	493	1,688	1	11,614
Net gain (loss) on land held for divestiture activity	807	247	(283)	—	277
Net gain on disposition of rental properties	—	—	—	19,299	19,299
Earnings (loss) before income taxes	(34,457)	(502)	11,187	19,149	(3,619)
Income tax expense (benefit)
Current	(22,107)	—	—	15,968	(6,139)
Deferred	3,573	—	—	(7,317)	(3,744)
	(18,534)	—	—	8,651	(9,883)
Equity in earnings (loss) of unconsolidated entities, including impairment	4,189	61	(11,470)	—	(7,342)
Net loss on land held for divestiture activity of unconsolidated entities	(283)	—	283	—	—
	3,906	61	(11,187)	—	(7,342)
Earnings (loss) from continuing operations	(12,017)	(441)	—	10,498	(1,078)
Discontinued operations, net of tax:
Operating loss from rental properties	(119)	(128)	—	(9)	—
Impairment of real estate	(100)	—	—	100	—
Gain on disposition of rental properties	10,589	—	—	(10,589)	—
	10,370	(128)	—	(10,498)	—
Net loss	(1,647)	(569)	—	—	(1,078)
Noncontrolling interests
Loss from continuing operations attributable to noncontrolling interests	441	441	—	—	—
Loss from discontinued operations attributable to noncontrolling interests	128	128	—	—	—
	569	569	—	—	—
Net loss attributable to Forest City Enterprises, Inc.	$(1,078)	$—	$—	$—	$(1,078)
Preferred dividends and inducements of preferred stock conversion	(17,731)	—	—	—	(17,731)
Net loss attributable to Forest City Enterprises, Inc. common shareholders	$(18,809)	$—	$—	$—	$(18,809)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Earnings Information – Nine Months Ended October 31, 2012 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues from real estate operations	$843,067	$44,083	$294,653	$9,174	$1,102,811
Expenses
Operating expenses	523,261	32,411	131,015	4,074	625,939
Depreciation and amortization	163,647	4,695	57,992	1,725	218,669
Impairment of real estate	30,660	—	390	4,254	35,304
	717,568	37,106	189,397	10,053	879,912
Interest expense	(188,640)	(9,408)	(76,230)	(2,413)	(257,875)
Amortization of mortgage procurement costs	(9,054)	(303)	(2,423)	(166)	(11,340)
Gain (loss) on extinguishment of debt	7,288	(603)	(1,313)	(192)	6,386
Interest and other income	34,768	1,448	2,186	8	35,514
Net gain (loss) on land held for divestiture activity	(5,651)	3,754	(42,170)	—	(51,575)
Net gain on disposition of rental properties	—	—	16,107	27,213	43,320
Earnings (loss) before income taxes	(35,790)	1,865	1,413	23,571	(12,671)
Income tax expense (benefit)
Current	(46,972)	—	—	21,653	(25,319)
Deferred	30,274	—	—	(11,125)	19,149
	(16,698)	—	—	10,528	(6,170)
Net gain on change in control of interests	6,766	2,702	—	—	4,064
Equity in earnings (loss) of unconsolidated entities, including impairment	24,237	260	(43,583)	—	(19,606)
Net loss on land held for divestiture activity of unconsolidated entities	(42,170)	—	42,170	—	—
	(17,933)	260	(1,413)	—	(19,606)
Earnings (loss) from continuing operations	(30,259)	4,827	—	13,043	(22,043)
Discontinued operations, net of tax:
Operating earnings from rental properties	867	493	—	(374)	—
Impairment of real estate	(2,604)	—	—	2,604	—
Gain on disposition of rental properties	16,238	965	—	(15,273)	—
	14,501	1,458	—	(13,043)	—
Net earnings (loss)	(15,758)	6,285	—	—	(22,043)
Noncontrolling interests
Earnings from continuing operations attributable to noncontrolling interests	(4,827)	(4,827)	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(1,458)	(1,458)	—	—	—
	(6,285)	(6,285)	—	—	—
Net loss attributable to Forest City Enterprises, Inc.	$(22,043)	$—	$—	$—	$(22,043)
Preferred dividends and inducements of preferred stock conversion	(25,431)	—	—	—	(25,431)
Net loss attributable to Forest City Enterprises, Inc. common shareholders	$(47,474)	$—	$—	$—	$(47,474)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Earnings Information – Three Months Ended October 31, 2011 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues from real estate operations	$252,591	$13,471	$101,851	$8,513	$349,484
Expenses
Operating expenses	161,339	9,809	46,626	5,772	203,928
Depreciation and amortization	53,580	1,174	18,024	1,886	72,316
Impairment of real estate	450	—	41,289	10,257	51,996
	215,369	10,983	105,939	17,915	328,240
Interest expense	(65,334)	(1,710)	(26,211)	(1,865)	(91,700)
Amortization of mortgage procurement costs	(3,371)	(166)	(805)	(42)	(4,052)
Gain on extinguishment of debt	15,101	1,511	1,875	—	15,465
Interest and other income	11,291	518	262	3	11,038
Net gain on disposition of partial interests in rental properties	5,849	—	—	—	5,849
Earnings (loss) before income taxes	758	2,641	(28,967)	(11,306)	(42,156)
Income tax expense (benefit)
Current	(13,347)	—	—	(543)	(13,890)
Deferred	1,287	—	—	(3,839)	(2,552)
	(12,060)	—	—	(4,382)	(16,442)
Equity in earnings (loss) of unconsolidated entities	(40,016)	38	28,967	—	(11,087)
Earnings (loss) from continuing operations	(27,198)	2,679	—	(6,924)	(36,801)
Discontinued operations, net of tax:
Operating earnings (loss) from rental properties	(581)	64	—	645	—
Impairment of real estate	(6,279)	—	—	6,279	—
	(6,860)	64	—	6,924	—
Net earnings (loss)	(34,058)	2,743	—	—	(36,801)
Noncontrolling interests
Earnings from continuing operations attributable to noncontrolling interests	(2,679)	(2,679)	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(64)	(64)	—	—	—
	(2,743)	(2,743)	—	—	—
Net loss attributable to Forest City Enterprises, Inc.	$(36,801)	$—	$—	$—	$(36,801)
Preferred dividends	(3,850)	—	—	—	(3,850)
Net loss attributable to Forest City Enterprises, Inc. common shareholders	$(40,651)	$—	$—	$—	$(40,651)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Earnings Information – Nine Months Ended October 31, 2011 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues from real estate operations	$794,189	$38,148	$279,208	$34,946	$1,070,195
Expenses
Operating expenses	472,728	25,064	129,347	19,920	596,931
Depreciation and amortization	160,888	4,370	47,724	7,220	211,462
Impairment of real estate	2,085	—	41,289	13,692	57,066
	635,701	29,434	218,360	40,832	865,459
Interest expense	(192,545)	(9,065)	(74,501)	(6,280)	(264,261)
Amortization of mortgage procurement costs	(8,791)	(425)	(2,157)	(576)	(11,099)
Gain (loss) on extinguishment of debt	9,334	1,507	(480)	—	7,347
Interest and other income	42,110	912	647	6	41,851
Net gain on disposition of full or partial interests in rental properties	15,410	—	12,567	39,937	67,914
Earnings (loss) before income taxes	24,006	1,643	(3,076)	27,201	46,488
Income tax expense (benefit)
Current	1,678	—	—	2,507	4,185
Deferred	(830)	—	—	9,444	8,614
	848	—	—	11,951	12,799
Equity in earnings (loss) of unconsolidated entities	(17,637)	228	3,076	—	(14,789)
Earnings from continuing operations	5,521	1,871	—	15,250	18,900
Discontinued operations, net of tax:
Operating earnings from rental properties	3,051	2,467	—	(584)	—
Impairment of real estate	(8,382)	—	—	8,382	—
Gain on disposition of rental properties	104,806	81,758	—	(23,048)	—
	99,475	84,225	—	(15,250)	—
Net earnings	104,996	86,096	—	—	18,900
Noncontrolling interests
Earnings from continuing operations attributable to noncontrolling interests	(1,871)	(1,871)	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(84,225)	(84,225)	—	—	—
	(86,096)	(86,096)	—	—	—
Net earnings attributable to Forest City Enterprises, Inc.	$18,900	$—	$—	$—	$18,900
Preferred dividends	(11,550)	—	—	—	(11,550)
Net earnings attributable to Forest City Enterprises, Inc. common shareholders	$7,350	$—	$—	$—	$7,350

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – October 31, 2012
The “Net Asset Value Components” table below represents components of our business relevant to calculate Net Asset Value (“NAV”), a non-GAAP measure. There is no directly comparable GAAP financial measure to NAV. We consider NAV to be a useful supplemental measure which assists both management and investors to estimate the fair value of our Company. The calculation of the net asset value involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company.
The components of NAV do not consider the potential changes in rental and fee income streams, or development platform. The components include non-GAAP financial measures, such as NOI and information related to our rental properties business prepared using the pro-rata consolidation method. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP measures as supplementary information to evaluate our business. The non-GAAP measures presented are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Net Asset Value Components - October 31, 2012
Completed Rental Properties (“CRP”)
	Q3 2012	Net Stabilized	Stabilized	Annualized	Nonrecourse
(Dollars in millions at pro-rata)	NOI (1)	Adjustments (2)(9)	NOI	Stabilized NOI (3)	Debt (4)(9)
Commercial Real Estate	A	B	=A+B
Retail
Regional Malls	$42.3	$(1.7)	$40.6	$162.4
Specialty Retail Centers	18.2	(0.8)	17.4	69.6
Subtotal Retail	60.5	(2.5)	58.0	232.0	(2,761.9)
Office
Life Science Office	13.7	—	13.7	54.8
New York Office	32.2	—	32.2	128.8
Central Business District	10.3	—	10.3	41.2
Suburban/Other Office	4.4	—	4.4	17.6
Subtotal Office	60.6	—	60.6	242.4	(2,146.1)
Arena	0.5	9.1	9.6	38.5	(127.1)
Hotels	4.2	—	4.2	16.8	(67.4)
Other	3.2	(5.3)	(2.1)	(8.4)
Total Commercial Real Estate	$129.0	$1.3	$130.3	$521.3	$(5,102.5)
Residential Real Estate
Apartments	$38.2	$1.9	$40.1	$160.4
Subsidized Senior Housing (5)	6.4	(1.8)	4.6	18.4
Military Housing	6.5	(2.7)	3.8	15.0
Other	(1.7)	(2.7)	(4.4)	(17.6)
Total Residential Real Estate	$49.4	$(5.3)	$44.1	$176.2	$(1,846.9)
Total Rental Properties	$178.4	$(4.0)	$174.4	$697.5	$(6,949.4)
Development Pipeline Debt Adjustment (6)					475.0
Adjusted Total Rental Properties	$178.4	$(4.0)	$174.4	$697.5	$(6,474.4)
Development Pipeline
				Book Value (4)
Westchester's Ridge Hill (Adjusted for amounts included in CRP) (6)				$893.0	$(475.0)
Projects under construction				$134.5	$(121.0)
Adjusted projects under construction				$1,027.5	$(596.0)
Projects under development				$1,022.1	$(189.6)
Land held for development and sale				$65.6	$(8.5)
Other Tangible Assets
Cash and equivalents				$268.8
Restricted cash and escrowed funds				$445.7
Notes and accounts receivable, net (7)				$407.5
Net investments and advances to unconsolidated entities				$225.6
Prepaid expenses and other deferred costs, net				$226.6
Land held for divestiture				$28.0	$(29.6)
Recourse Debt and Other Liabilities
Bank revolving credit facility				$(166.0)
Senior and subordinated debt				$(1,032.8)
Less: convertible debt				$599.4
Construction payables				$(118.2)
Operating accounts payable and accrued expenses (8)				$(719.3)
Weighted Average Shares Outstanding - Diluted
Number of shares for the three months ended October 31, 2012 (In millions)				222.4

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – October 31, 2012 (continued)

(1)
Pro-rata Q3 2012 NOI is reconciled to NOI at full consolidation by Product Group for the three months ended October 31, 2012 in the Supplemental Operating Information section of this supplemental package.

(2)
The net stabilized adjustments column represents net adjustments required to arrive at an annualized stabilized NOI for those properties currently in initial lease up periods, net of the removal of partial period NOI for recently sold properties. For those properties currently in initial lease up periods we have included stabilization adjustments as follows:

a)
NOI for Botanica Eastbridge and The Aster Town Center (Apartments) is reflected at 5% of the pro-rata cost disclosed in our Development Pipeline disclosure. This assumption does not reflect Forest City’s anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of leased up properties. See note 6, which describes the treatment of Westchester's Ridge Hill. See note 9, which describes the treatment of 8 Spruce Street.

b)
Annual NOI for the Barclays Center Arena is expected to stabilize at approximately $70 million at full consolidation in the 2016 calendar year. Based on the partnership agreement, we expect to receive 55% of the NOI allocation until certain member loans are repaid. Therefore, we have included a stabilization adjustment to the Q3 2012 NOI to arrive at an annual stabilized NOI of $38.5 million.

c)	At the conclusion of the initial development period at each of our military housing communities, we estimate the ongoing property management fees, net of operating expenses, to be $15.0 million.
In addition, we remove certain other non-recurring charges from quarterly NOI as follows:

d)
Write-offs of abandoned development projects of $0.4 million, tax credit income of $4.9 million and income generated from outlot sales of $3.7 million have been excluded from the appropriate real estate groups from total NOI used in the Net Asset Value Component schedule.

e)	Interest income recognized due to a release of escrow at one of our Subsidized Senior Housing properties of $1.8 million has been removed.
The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure.

(3)	Pro-rata annualized stabilized NOI is calculated by taking the Q3 2012 stabilized NOI times a multiple of four.

(4)
Amounts are derived from the respective pro-rata balance sheet line item as of October 31, 2012 and are reconciled to their GAAP equivalents in the Selected Financial Information section of this supplemental package, except for the treatment of 8 Spruce Street, which is described in note 9.

(5)	Represents limited-distribution subsidized senior housing properties.

(6)
Westchester's Ridge Hill has their assests shown in the Development Pipeline section of this model. Westchester's Ridge Hill, as of October 31, 2012, had $893.0 million costs incurred at pro-rata consolidation and $475.0 million of mortgage debt at pro-rata consolidation which were transferred to CRP. In order to account for this property during initial lease up, we have made the following adjustments:

a)
All costs and associated debt for Westchester's Ridge Hill for purposes exclusive to this disclosure are accounted for as a component of "Adjusted Projects Under Construction" in the Development Pipeline section of this schedule. Accordingly, all NOI, through the net stabilized adjustments column for the Regional Malls product type, and debt have been removed from the CRP section of the NAV schedule.

(7)	Includes $163.0 million of straight-line rent receivable (net of $15.7 million of allowance for doubtful accounts).

(8)	Includes $37.2 million of straight-line rent payable.

(9)
For 8 Spruce Street, NOI is reflected at 5% of the pro-rata cost disclosed in our Development Pipeline disclosure, further adjusted to arrive at an estimated stabilized NOI based on a 26% pro-rata ownership in anticipation of a transaction in which we expect to decrease our ownership interest in the asset from 51% at October 31, 2012, to 26% during the three months ending January 31, 2013. 8 Spruce Street is expected to stabilize in the 2014 calendar year. Accordingly, we have reduced the nonrecourse debt amount from $274.9 million to $137.5 million to reflect the anticipated pro-rata ownership change.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Occupancy Data - October 31, 2012 and 2011
Retail and office occupancy is based on square feet leased at the end of the fiscal quarter. Average Occupancy Year-to-Date for retail and office is calculated by dividing the sum of leased square feet at the beginning and end of the period by two. Residential occupancy represents total units occupied divided by total units available. Average Occupancy for residential is calculated by dividing gross potential rent less vacancy by gross potential rent.
We analyze our occupancy percentages by each of our major product lines as follows:

	Occupancy As of October 31, 2012	Average Occupancy Year-to-Date October 31, 2012	Occupancy As of October 31, 2011	Average Occupancy Year-to-Date October 31, 2011
Retail
Comparable	91.6%	91.5%	91.9%	91.9%
Total	89.6%	89.3%	88.6%	89.8%
Office
Comparable	90.4%	90.5%	90.6%	90.1%
Total	89.0%	89.1%	88.3%	88.0%
Residential (1)
Comparable	93.9%	94.7%	94.0%	94.6%
Total	93.2%	94.4%	92.7%	92.2%
The graph below provides comparable occupancy as reported in previous quarters. These amounts may differ from above because the properties that qualify as comparable change from period to period.
(1)Excludes military and limited-distribution subsidized senior housing units.
(2)Represents Comparable Occupancy for Retail and Office as of the applicable date and Comparable Average Occupancy Year-to-Date for Residential.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Retail Sales Data
The following graphs provide current and historical retail sales for small shop inline tenants at our regional malls. We believe this data allows investors to better understand the productivity of our tenants.
The graph below represents regional mall sales for tenants that are open and operating for the duration of each rolling 12-month period presented. Those tenants that have begun and/or ceased operations in the periods shown are not included.
The graph below represents regional mall sales for all tenants that are open and operating for the duration of each comparable period presented. Those tenants that have begun and/or ceased operations in the periods shown are not included.

(1)
All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures that are applied to the other data supplied in the Company’s supplemental package. In addition, the data is presented on a one-month lag to be consistent with the calendar year end of our tenants.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Leasing Summary
Retail Centers
The following tables represent those new leases and gross leasable area (“GLA”) signed on the same space in which there was a former tenant and existing tenant renewals.
Regional Malls

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per Square Foot (1)(2)	Prior Rent Per Square Foot (1)(2)	Cash Basis % Change over Prior Rent
4th Quarter 2011	59	149,030	$60.95	$55.35	10.1%
1st Quarter 2012	38	88,993	$58.67	$53.37	9.9%
2nd Quarter 2012	28	81,774	$53.36	$48.96	9.0%
3rd Quarter 2012	37	128,204	$43.67	$38.48	13.5%
Total	162	448,001	$54.18	$48.95	10.7%

Specialty Retail Centers

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per Square Foot (1)(2)	Prior Rent Per Square Foot (1)(2)	Cash Basis % Change over Prior Rent
4th Quarter 2011	9	83,671	$31.12	$27.86	11.7%
1st Quarter 2012	7	29,117	$41.95	$41.56	0.9%
2nd Quarter 2012	8	35,234	$21.40	$21.77	(1.7)%
3rd Quarter 2012	5	37,129	$28.38	$28.70	(1.1)%
Total	29	185,151	$30.42	$29.03	4.8%

Office Buildings
The following table represents all new leases compared with terms of all expired leases in our office portfolio over the past 12 months.
Office Buildings

	Number of Leases Signed	Number of Leases Expired	GLA Signed	GLA Expired	Contractual Rent Per Square Foot (2)	Expiring Rent Per Square Foot (2)	Cash Basis % Change over Prior Rent
4th Quarter 2011	46	33	703,488	683,121	$30.13	$27.86	8.1%
1st Quarter 2012	38	28	340,382	239,112	$27.40	$28.01	(2.2)%
2nd Quarter 2012	28	20	132,835	96,046	$20.13	$18.66	7.9%
3rd Quarter 2012	30	35	195,197	195,523	$38.45	$38.83	(1.0)%
Total	142	116	1,371,902	1,213,802	$29.68	$28.93	2.6%

Office Buildings by Product in Core and Non-Core Markets

	Number of Leases Signed	Number of Leases Expired	GLA Signed	GLA Expired	Contractual Rent Per Square Foot (2)	Expiring Rent Per Square Foot (2)	Cash Basis % Change over Prior Rent
Products:
Life Science Office	26	16	333,007	310,565	$48.31	$47.93	0.8%
Other Office	58	45	361,534	212,730	$29.88	$31.91	(6.4)%
Total Office in Core Markets	84	61	694,541	523,295	$38.72	$41.42	(6.5)%
Office in Non-Core Markets	58	55	677,361	690,507	$20.39	$19.47	4.7%
Total	142	116	1,371,902	1,213,802	$29.68	$28.93	2.6%

(1)	Retail contractual rent per square foot includes base rent and fixed additional charges for marketing/promotional charges and common area maintenance.

(2)
For all new leases, contractual rent per square foot is the new base rate as of rental commencement. For all expiring leases, contractual rent per square foot is the base rate at the time of expiration, plus any applicable escalations.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Apartment Communities
The following tables present leasing information of our Apartment Communities for the various periods presented.

Quarterly Comparison		Monthly Average Residential Rental Rates (2)			Average Residential Occupancy
	Leasable Units at	Three Months Ended October 31,			Quarter-to-Date October 31,
Comparable Apartment Communities (1)	Pro-Rata %	2012	2011	% Change	2012	2011	% Change
Core Markets	7,548	$1,610	$1,534	5.0%	95.2%	95.2%	—
Non-Core Markets	9,886	$980	$961	2.0%	94.2%	91.7%	2.5%
Total Comparable Apartments	17,434	$1,253	$1,209	3.6%	94.7%	93.6%	1.1%

Year-to-Date Comparison		Monthly Average Residential Rental Rates (2)			Average Residential Occupancy
	Leasable Units at	Nine Months Ended October 31,			Year-to-Date October 31,
Comparable Apartment Communities (1)	Pro-Rata %	2012	2011	% Change	2012	2011	% Change
Core Markets	7,548	$1,585	$1,504	5.4%	95.3%	94.8%	0.5%
Non-Core Markets	9,564	$885	$854	3.6%	93.9%	94.2%	(0.3)%
Total Comparable Apartments	17,112	$1,194	$1,141	4.6%	94.7%	94.6%	0.1%

Sequential Quarter Comparison		Monthly Average Residential Rental Rates (2)			Average Residential Occupancy
	Leasable	Three Months Ended			Quarter-to-Date
	Units	October 31,	July 31,		October 31,	July 31,
Comparable Apartment Communities (1)	Pro-Rata %	2012	2012 (3)	% Change	2012	2012 (3)	% Change
Core Markets	7,709	$1,646	$1,621	1.5%	95.1%	95.2%	(0.1)%
Non-Core Markets	9,886	$980	$973	0.7%	94.2%	93.8%	0.4%
Total Comparable Apartments	17,595	$1,272	$1,257	1.2%	94.7%	94.6%	0.1%

(1)
Includes apartment communities completely opened and operated in the periods presented. These apartment communities include units leased at affordable apartment rates which provide a discount from average market rental rates. For the three months ended October 31, 2012, 20.0% of leasable units in core markets and 3.7% of leasable units in non-core markets were affordable housing units. Excludes all military and limited-distribution subsidized senior housing units.

(2)	Represents gross potential rent less concessions.

(3)	These amounts may differ from data as reported in the previous quarter because the properties that qualify as comparable change from period to period.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Comparable NOI is defined as NOI from properties opened and operated in the three and nine months ended October 31, 2012 and 2011. The schedules below present Pro-Rata Comparable NOI for the three and nine months ended October 31, 2012 and 2011.
Comparable Net Operating Income (% change over same period prior year)

	Three Months Ended	Nine Months Ended
	October 31, 2012	October 31, 2012
Retail	0.5%	1.9%
Office	0.6%	3.0%
Residential	6.0%	8.1%
Total	1.8%	3.7%

The tables below provide the percentage change of Comparable NOI as reported in previous quarters. GAAP reconciliations for previous quarters can be found in prior supplemental packages furnished with the Securities and Exchange Commission and available on our website at www.forestcity.net.

Quarterly Historical Trends						Annual Historical Trends

	Three Months Ended						Years Ended
	October 31, 2012	July 31, 2012	April 30, 2012	January 31, 2012	October 31, 2011		January 31, 2012	January 31, 2011	January 31, 2010
Retail	0.5%	1.3%	3.0%	4.7%	(1.5)%	Retail	2.6%	2.2%	(3.9)%
Office	0.6%	5.4%	3.2%	0.5%	(7.6)%	Office	(2.6)%	2.1%	5.4%
Residential	6.0%	10.3%	11.0%	11.9%	12.0%	Residential	7.3%	4.3%	(3.9)%
Total	1.8%	5.0%	4.8%	4.6%	(1.4)%	Total	1.4%	2.5%	(0.7)%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	Three Months Ended October 31, 2012				Three Months Ended October 31, 2011				% Change
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Retail
Comparable	$58,212	$1,569	$—	$56,643	$58,067	$1,700	$—	$56,367	0.2%	0.5%
Total	62,012	2,106	590	60,496	58,046	2,031	1,823	57,838
Office Buildings
Comparable	61,843	1,822	—	60,021	61,388	1,718	—	59,670	0.7%	0.6%
Total	62,383	1,798	—	60,585	61,932	1,230	(49)	60,653
Arena	1,278	802	—	476	(2,210)	(974)	—	(1,236)
Hotels	4,200	—	—	4,200	3,217	—	(88)	3,129
Land Sales	3,703	—	—	3,703	128	—	—	128
Other (1)	(259)	(7)	(183)	(435)	(2,151)	665	522	(2,294)
Total Commercial Group
Comparable	120,055	3,391	—	116,664	119,455	3,418	—	116,037	0.5%	0.5%
Total	133,317	4,699	407	129,025	118,962	2,952	2,208	118,218
Residential Group
Apartments
Comparable	36,463	635	—	35,828	34,475	672	—	33,803	5.8%	6.0%
Total	39,051	852	(58)	38,141	35,428	600	435	35,263
Subsidized Senior Housing	6,471	55	—	6,416	4,437	101	—	4,336
Military Housing	6,770	285	—	6,485	8,626	97	—	8,529
Land Sales	—	—	—	—	46	—	—	46
Other (1)	(1,569)	131	—	(1,700)	(2,745)	148	—	(2,893)
Total Residential Group
Comparable	36,463	635	—	35,828	34,475	672	—	33,803	5.8%	6.0%
Total	50,723	1,323	(58)	49,342	45,792	946	435	45,281
Total Rental Properties
Comparable	156,518	4,026	—	152,492	153,930	4,090	—	149,840	1.7%	1.8%
Total	184,040	6,022	349	178,367	164,754	3,898	2,643	163,499
Land Development Group	886	485	—	401	2,333	320	—	2,013
The Nets	(7,477)	—	—	(7,477)	(11,283)	—	—	(11,283)
Corporate Activities	(14,527)	—	—	(14,527)	(12,417)	—	—	(12,417)
Grand Total	$162,922	$6,507	$349	$156,764	$143,387	$4,218	$2,643	$141,812

(1)	Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	Nine Months Ended October 31, 2012				Nine Months Ended October 31, 2011				% Change
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Retail
Comparable	$172,557	$5,011	$—	$167,546	$169,492	$5,064	$—	$164,428	1.8%	1.9%
Total	180,932	5,645	3,021	178,308	181,487	7,320	5,699	179,866
Office Buildings
Comparable	190,958	6,132	—	184,826	184,404	4,982	—	179,422	3.6%	3.0%
Total	193,054	6,229	—	186,825	190,757	4,900	2,823	188,680
Arena	(9,231)	(3,507)	—	(5,724)	(6,561)	(2,852)	—	(3,709)
Hotels	9,009	—	—	9,009	7,844	—	2,054	9,898
Land Sales (1)	40,201	—	—	40,201	42,801	(782)	684	44,267
Other (2)	(17,457)	(184)	822	(16,451)	(215)	1,959	1,545	(629)
Total Commercial Group
Comparable	363,515	11,143	—	352,372	353,896	10,046	—	343,850	2.7%	2.5%
Total	396,508	8,183	3,843	392,168	416,113	10,545	12,805	418,373
Residential Group
Apartments
Comparable	107,137	1,992	—	105,145	99,129	1,832	—	97,297	8.1%	8.1%
Total	113,348	2,450	886	111,784	98,250	1,798	1,302	97,754
Subsidized Senior Housing	15,582	259	—	15,323	12,418	351	—	12,067
Military Housing	21,433	529	—	20,904	19,793	335	—	19,458
Land Sales	—	—	—	—	204	16	—	188
Other (2)	(5,648)	416	—	(6,064)	(2,780)	425	—	(3,205)
Total Residential Group
Comparable	107,137	1,992	—	105,145	99,129	1,832	—	97,297	8.1%	8.1%
Total	144,715	3,654	886	141,947	127,885	2,925	1,302	126,262
Total Rental Properties
Comparable	470,652	13,135	—	457,517	453,025	11,878	—	441,147	3.9%	3.7%
Total	541,223	11,837	4,729	534,115	543,998	13,470	14,107	544,635
Land Development Group	10,355	1,543	—	8,812	5,227	754	—	4,473
The Nets	(22,707)	—	—	(22,707)	(14,969)	—	—	(14,969)
Corporate Activities	(41,390)	—	—	(41,390)	(37,452)	—	—	(37,452)
Grand Total	$487,481	$13,380	$4,729	$478,830	$496,804	$14,224	$14,107	$496,687

(1)	Includes $36,484 and $42,622 of NOI generated from the casino land sale at full and pro-rata consolidation for the nine months ended October 31, 2012 and 2011, respectively.

(2)	Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Product Type
Pro-Rata Consolidation (dollars in thousands)

Nine Months Ended October 31, 2012    Nine Months Ended October 31, 2011

NOI by Product Type	$534,682	NOI by Product Type	$514,029
Casino Land Sale	36,484	Casino Land Sale	42,622
Arena	(5,724)	Arena	(3,709)
The Nets	(22,707)	The Nets	(14,969)
Corporate Activities	(41,390)	Corporate Activities	(37,452)
Other (2)	(22,515)	Other (2)	(3,834)
Grand Total NOI	$478,830	Grand Total NOI	$496,687

(1)	Includes limited-distribution subsidized senior housing.

(2)	Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Core Market
Pro-Rata Consolidation (dollars in thousands)

Nine Months Ended October 31, 2012    Nine Months Ended October 31, 2011

NOI by Market	$513,778	NOI by Market	$494,571
Casino Land Sale	36,484	Casino Land Sale	42,622
Arena	(5,724)	Arena	(3,709)
Military Housing	20,904	Military Housing	19,458
The Nets	(22,707)	The Nets	(14,969)
Corporate Activities	(41,390)	Corporate Activities	(37,452)
Other (2)	(22,515)	Other (2)	(3,834)
Grand Total NOI	$478,830	Grand Total NOI	$496,687

(1)	Includes Richmond, Virginia.

(2)	Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (Loss) (GAAP) (in thousands)

	Three Months Ended October 31, 2012					Three Months Ended October 31, 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Net operating income (1)	$162,922	$6,507	$—	$349	$156,764	$143,387	$4,218	$—	$2,643	$141,812
Interest expense	(69,300)	(4,007)	(25,932)	(159)	(91,384)	(65,334)	(1,710)	(26,211)	(1,865)	(91,700)
Interest expense of unconsolidated entities	(25,932)	—	25,932	—	—	(26,211)	—	26,211	—	—
Gain (loss) on extinguishment of debt	8,007	(415)	—	(192)	8,230	15,101	1,511	1,875	—	15,465
Gain on extinguishment of debt of unconsolidated entities	—	—	—	—	—	1,875	—	(1,875)	—	—
Equity in (earnings) loss of unconsolidated entities, including impairment	(3,906)	(61)	11,187	—	7,342	40,016	(38)	(28,967)	—	11,087
Net gain (loss) on land held for divestiture activity	807	247	(283)	—	277	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	(283)	—	283	—	—	—	—	—	—	—
Net gain on disposition of rental properties and partial interests in rental properties	—	—	—	19,299	19,299	5,849	—	—	—	5,849
Impairment of consolidated real estate	(30,200)	—	—	(164)	(30,364)	(450)	—	(41,289)	(10,257)	(51,996)
Impairment of unconsolidated real estate	—	—	—	—	—	(41,289)	—	41,289	—	—
Depreciation and amortization—Real Estate Groups (a)	(57,044)	(2,699)	(19,145)	(36)	(73,526)	(52,568)	(1,174)	(18,024)	(1,886)	(71,304)
Amortization of mortgage procurement costs—Real Estate Groups (b)	(2,665)	(74)	(773)	—	(3,364)	(3,371)	(166)	(805)	(42)	(4,052)
Depreciation and amortization of unconsolidated entities	(19,918)	—	19,918	—	—	(18,829)	—	18,829	—	—
Straight-line rent adjustment	3,055	—	—	52	3,107	3,167	—	—	101	3,268
Preference payment	—	—	—	—	—	(585)	—	—	—	(585)
Earnings (loss) before income taxes	(34,457)	(502)	11,187	19,149	(3,619)	758	2,641	(28,967)	(11,306)	(42,156)
Income tax benefit (expense)	18,534	—	—	(8,651)	9,883	12,060	—	—	4,382	16,442
Equity in earnings (loss) of unconsolidated entities, including impairment	4,189	61	(11,470)	—	(7,342)	(40,016)	38	28,967	—	(11,087)
Net loss on land held for divestiture activity of unconsolidated entities	(283)	—	283	—	—	—	—	—	—	—
	3,906	61	(11,187)	—	(7,342)	(40,016)	38	28,967	—	(11,087)
Earnings (loss) from continuing operations	(12,017)	(441)	—	10,498	(1,078)	(27,198)	2,679	—	(6,924)	(36,801)
Discontinued operations, net of tax	10,370	(128)	—	(10,498)	—	(6,860)	64	—	6,924	—
Net earnings (loss)	(1,647)	(569)	—	—	(1,078)	(34,058)	2,743	—	—	(36,801)
Noncontrolling interests
(Earnings) loss from continuing operations attributable to noncontrolling interests	441	441	—	—	—	(2,679)	(2,679)	—	—	—
(Earnings) loss from discontinued operations attributable to noncontrolling interests	128	128	—	—	—	(64)	(64)	—	—	—
	569	569	—	—	—	(2,743)	(2,743)	—	—	—
Net loss attributable to Forest City Enterprises, Inc.	$(1,078)	$—	$—	$—	$(1,078)	$(36,801)	$—	$—	$—	$(36,801)
Preferred dividends and inducements of preferred stock conversion	(17,731)	—	—	—	(17,731)	(3,850)	—	—	—	(3,850)
Net loss attributable to Forest City Enterprises, Inc. common shareholders	$(18,809)	$—	$—	$—	$(18,809)	$(40,651)	$—	$—	$—	$(40,651)
(a) Depreciation and amortization - Real Estate Groups	$57,044	$2,699	$19,145	$36	$73,526	$52,568	$1,174	$18,024	$1,886	$71,304
Depreciation and amortization - Non-Real Estate	1,037	—	—	—	1,037	1,012	—	—	—	1,012
Total depreciation and amortization	$58,081	$2,699	$19,145	$36	$74,563	$53,580	$1,174	$18,024	$1,886	$72,316
(b) Amortization of mortgage procurement costs - Real Estate Groups	$2,665	$74	$773	$—	$3,364	$3,371	$166	$805	$42	$4,052

(1) For component detail of NOI by segment, see the Summary of FFO schedules for the three and nine months ended October 31, 2012 and 2011, included elsewhere in this supplemental package.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (Loss) (GAAP) (in thousands) (continued)

	Nine Months Ended October 31, 2012					Nine Months Ended October 31, 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Net operating income (1)	$487,481	$13,380	$—	$4,729	$478,830	$496,804	$14,224	$—	$14,107	$496,687
Interest expense	(188,640)	(9,408)	(76,230)	(2,413)	(257,875)	(192,545)	(9,065)	(74,501)	(6,280)	(264,261)
Interest expense of unconsolidated entities	(76,230)	—	76,230	—	—	(74,501)	—	74,501	—	—
Gain (loss) on extinguishment of debt	7,288	(603)	(1,313)	(192)	6,386	9,334	1,507	(480)	—	7,347
Loss on extinguishment of debt of unconsolidated entities	(1,313)	—	1,313	—	—	(480)	—	480	—	—
Equity in (earnings) loss of unconsolidated entities, including impairment	17,933	(260)	1,413	—	19,606	17,637	(228)	(3,076)	—	14,789
Net gain (loss) on land held for divestiture activity	(5,651)	3,754	(42,170)	—	(51,575)	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	(42,170)	—	42,170	—	—	—	—	—	—	—
Net gain on disposition of rental properties and partial interests in rental properties	—	—	16,107	27,213	43,320	15,410	—	12,567	39,937	67,914
Gain on disposition of unconsolidated entities	16,107	—	(16,107)	—	—	12,567	—	(12,567)	—	—
Impairment of consolidated real estate	(30,660)	—	(390)	(4,254)	(35,304)	(2,085)	—	(41,289)	(13,692)	(57,066)
Impairment of unconsolidated real estate	(390)	—	390	—	—	(41,289)	—	41,289	—	—
Depreciation and amortization—Real Estate Groups (a)	(161,414)	(4,695)	(57,992)	(1,725)	(216,436)	(158,488)	(4,370)	(47,724)	(7,220)	(209,062)
Amortization of mortgage procurement costs—Real Estate Groups (b)	(9,054)	(303)	(2,423)	(166)	(11,340)	(8,791)	(425)	(2,157)	(576)	(11,099)
Depreciation and amortization of unconsolidated entities	(60,415)	—	60,415	—	—	(49,881)	—	49,881	—	—
Straight-line rent adjustment	11,338	—	—	379	11,717	2,070	—	—	925	2,995
Preference payment	—	—	—	—	—	(1,756)	—	—	—	(1,756)
Earnings (loss) before income taxes	(35,790)	1,865	1,413	23,571	(12,671)	24,006	1,643	(3,076)	27,201	46,488
Income tax benefit (expense)	16,698	—	—	(10,528)	6,170	(848)	—	—	(11,951)	(12,799)
Net gain on change in control of interests	6,766	2,702	—	—	4,064	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities, including impairment	24,237	260	(43,583)	—	(19,606)	(17,637)	228	3,076	—	(14,789)
Net loss on land held for divestiture activity of unconsolidated entities	(42,170)	—	42,170	—	—	—	—	—	—	—
	(17,933)	260	(1,413)	—	(19,606)	(17,637)	228	3,076	—	(14,789)
Earnings (loss) from continuing operations	(30,259)	4,827	—	13,043	(22,043)	5,521	1,871	—	15,250	18,900
Discontinued operations, net of tax	14,501	1,458	—	(13,043)	—	99,475	84,225	—	(15,250)	—
Net earnings (loss)	(15,758)	6,285	—	—	(22,043)	104,996	86,096	—	—	18,900
Noncontrolling interests
Earnings from continuing operations attributable to noncontrolling interests	(4,827)	(4,827)	—	—	—	(1,871)	(1,871)	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(1,458)	(1,458)	—	—	—	(84,225)	(84,225)	—	—	—
	(6,285)	(6,285)	—	—	—	(86,096)	(86,096)	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(22,043)	$—	$—	$—	$(22,043)	$18,900	$—	$—	$—	$18,900
Preferred dividends and inducements of preferred stock conversion	(25,431)	—	—	—	(25,431)	(11,550)	—	—	—	(11,550)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(47,474)	$—	$—	$—	$(47,474)	$7,350	$—	$—	$—	$7,350
(a) Depreciation and amortization—Real Estate Groups	$161,414	$4,695	$57,992	$1,725	$216,436	$158,488	$4,370	$47,724	$7,220	$209,062
Depreciation and amortization—Non-Real Estate	2,233	—	—	—	2,233	2,400	—	—	—	2,400
Total depreciation and amortization	$163,647	$4,695	$57,992	$1,725	$218,669	$160,888	$4,370	$47,724	$7,220	$211,462
(b) Amortization of mortgage procurement costs—Real Estate Groups	$9,054	$303	$2,423	$166	$11,340	$8,791	$425	$2,157	$576	$11,099

(1) For component detail of NOI by segment, see the Summary of FFO schedules for the three and nine months ended October 31, 2012 and 2011, included elsewhere in this supplemental package.

Results of Operations
Net Earnings (Loss) Attributable to Forest City Enterprises, Inc. – Net loss attributable to Forest City Enterprises, Inc. for the three months ended October 31, 2012 was $1,078,000 versus $36,801,000 for the three months ended October 31, 2011. Although we have substantial recurring revenue sources from our properties, we also enter into significant transactions, which create substantial variances in net earnings (loss) between periods. This variance to the prior year period is primarily attributable to the following increases, which are net of noncontrolling interest:

•	$21,632,000 related to a 2012 decrease in impairment charges of consolidated (including discontinued operations) and unconsolidated entities;

•	$19,299,000 related to the 2012 gains on disposition of rental properties;

•
$4,092,000 related to the change in fair market value of certain derivatives between the comparable periods, which was marked to market through interest expense as a result of the derivatives not qualifying for hedge accounting;

•	$3,806,000 related to a 2012 decrease in allocated losses from our equity investment in The Nets; and

•	$2,285,000 of decreased write-offs of abandoned development projects in 2012 compared with 2011.
These increases were partially offset by the following decreases, net of noncontrolling interest:

•	$7,235,000 related to decreased gains on extinguishment of debt in 2012 compared with 2011;

•	$5,849,000 related to the 2011 gain on disposition of partial interest in rental properties; and

•
$6,559,000 due to increased income tax expense attributable to both continuing and discontinued operations primarily related to the fluctuations in pre-tax earnings, including gains in discontinued operations. These fluctuations are primarily related to the various transactions discussed herein.

Net loss attributable to Forest City Enterprises, Inc. for the nine months ended October 31, 2012 was $22,043,000 versus net earnings of $18,900,000 for the nine months ended October 31, 2011. This variance to the prior year period is primarily attributable to the following decreases, which are net of noncontrolling interest:

•	$51,575,000 related to the net loss on land held for divestiture activities for fully consolidated land projects and land projects accounted for under the equity method of accounting;

•	$42,622,000 related to the 2011 sale of an approximate 6 acre land parcel and air rights for development of a casino in downtown Cleveland, Ohio;

•	$15,410,000 due to the 2011 gain on disposition of partial interests in rental properties;

•	$12,724,000 related to 2011 gains on disposition of rental properties exceeding 2012 gains;

•	$8,072,000 related to a decrease in income recognized on the sale of state and federal Historic Preservation Tax Credits and New Market Tax Credits in 2012 compared with 2011;

•	$7,738,000 related to a 2012 increase in allocated losses from our equity investment in The Nets; and

•	$5,823,000 of increased write-offs of abandoned development projects in 2012 compared with 2011.
These decreases were partially offset by the following increases, net of noncontrolling interest:

•	$36,484,000 related to the 2012 sale of an approximate 10 acre land parcel and air rights for development of a casino in downtown Cleveland, Ohio;

•	$21,762,000 related to a 2012 decrease in impairment charges of consolidated (including discontinued operations) and unconsolidated entities;

•
$11,106,000 related to the change in fair market value of certain derivatives between the comparable periods, which was marked to market through interest expense as a result of the derivatives not qualifying for hedge accounting;

•	$6,033,000 primarily related to higher land sales at our Stapleton project in Denver, Colorado in 2012 compared with 2011;

•
$4,064,000 related to the net gain on change in control of interests related to the acquisition of our partners' interests in certain equity method investments during the three months ended July 31, 2012. The gain represents the adjustment to fair value of all of the assets and liabilities of the entities including the noncontrolling interests of the remaining partner;

•	$3,540,000 related to 2012 gains on disposition of our unconsolidated investments exceeding 2011 gains; and

•
$18,969,000 due to decreased income tax expense attributable to both continuing and discontinued operations primarily related to the fluctuations in pre-tax earnings, including gains in discontinued operations. These fluctuations are primarily related to the various transactions discussed herein.

Capital Expenditures for our Operating Portfolio—Our diversified real estate portfolio requires certain capital expenditures, including tenant improvements, to maintain and improve its operating performance. During the nine months ended October 31, 2012 we invested $88,228,000 at pro-rata consolidation ($75,089,000 at full consolidation) in capital expenditures for our operating portfolio as compared with $53,392,000 at pro-rata consolidation ($37,676,000 at full consolidation) during the nine months ended October 31, 2011. The increase of capital expenditures over the prior period is primarily due to significant tenant improvements at one of our Brooklyn office properties of $19,630,000 at pro-rata consolidation ($23,795,000 at full consolidation).
FFO—The majority of our peers in the publicly traded real estate industry are REITs and report operations using FFO as defined by NAREIT. Although we are not a REIT, we feel it is important to publish this measure to allow for easier comparison of our performance to our peers.
FFO is defined by NAREIT as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) non-cash charges for real estate depreciation and amortization; iii) impairment of depreciable real estate (net of tax); iv) extraordinary items (net of tax); and v) cumulative or retrospective effect of change in accounting principle (net of tax).

Operating FFO—In addition to reporting FFO, we report Operating FFO as an additional financial measure of our operating performance (see Reconciliation of FFO to Net Earnings (Loss), included elsewhere in this supplemental package). We believe it is appropriate to adjust FFO, as defined by NAREIT, for significant non-recurring items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance. Operating FFO may not be comparable to similarly titled measures used by other companies.

Operating FFO is defined as FFO, as defined by NAREIT, adjusted to exclude: i) activity related to our land held for divestiture (including impairment charges); ii) impairment of Land Group projects; iii) write-offs of abandoned development projects; iv) income recognized on state and federal historic and other tax credits; v) gains or losses from extinguishment of debt; vi) gains or losses on change in control of interests; vii) the adjustment to recognize rental revenues and rental expense using the straight-line method;
viii) other non-recurring items such as income generated from the casino land sale; ix) the Nets pre-tax FFO; and x) income taxes on FFO.

Operating FFO for the three months ended October 31, 2012 of $65,043,000 increased by $10,743,000 or 19.8% compared with $54,300,000 for the three months ended October 31, 2011. The fluctuations in Operating FFO are as follows:

•
Our Portfolio (Commercial, Residential and Land Segments) Operating FFO increased $14,214,000.  This is primarily related to decreased interest expense on our mature portfolio of $5,289,000, increased Operating FFO from the change in fair market value of derivatives between the comparable periods which were marked to market through interest expense of $4,082,000, the ramp up of new properties of $4,050,000, increased Commercial outlot sales of $3,575,000 and increased NOI on our mature portfolio of $2,652,000. These increases in the portfolio were partially offset by reduced capitalized interest on projects under construction and development, including land development, of $8,190,000; and

•
Corporate Operating FFO decreased $3,471,000, primarily due to an increase in severance and outplacement expenses and other general corporate expenses of $2,020,000 and an increase in interest expense of $1,361,000 primarily due to increased borrowings on the bank revolving credit facility.

Operating FFO for the nine months ended October 31, 2012 of $192,860,000 increased by $17,795,000 or 10.2% compared with $175,065,000 for the nine months ended October 31, 2011. The fluctuations in Operating FFO are as follows:

•
Our Portfolio FFO increased $24,223,000.  This is primarily related to increased NOI on our mature portfolio of $16,370,000, decreased interest expense on our mature portfolio of $12,926,000, increased Operating FFO from the change in fair market value of derivatives between the comparable periods which were marked to market through interest expense of $10,926,000, increased sales from our Land Group projects, primarily at Stapleton, of $6,748,000, the ramp up of new properties of $2,479,000, increased Commercial outlot sales of $2,072,000 and the increase in military housing of $1,351,000. These increases in the portfolio were partially offset by reduced capitalized interest on projects under construction and development, including land development, of $18,520,000, reduced Operating FFO from properties sold of $6,601,000 and 2011 lease cancellation fee income at two Brooklyn office properties of $6,501,000; and

•
Corporate Operating FFO decreased $6,428,000, primarily due to an increase in severance and outplacement expenses and other general corporate expenses of $3,949,000 and increased interest expense of $2,490,000, primarily related to certain Senior Notes offset by less average borrowings on the bank revolving credit facility.

FFO for the three months ended October 31, 2012 of $79,630,000 increased by $18,432,000 or 30.1% compared with $61,198,000 for the three months ended October 31, 2011. In addition to the changes in Operating FFO above, the following fluctuations to FFO are as follows:

•
The additional change in the portfolio is primarily due to decreased gains on extinguishment of nonrecourse mortgage debt of $6,446,000 and decreased income recognized from state and federal Historic Preservation and New Market tax credits of $1,444,000, partially offset by 2011 impairments of Land Group projects of $2,550,000 and decreased write-offs of abandoned development projects of $2,285,000;

•	The Nets provided a pre-tax FFO increase of $3,806,000 due to the decrease in our allocated losses;

•	FFO was favorably impacted by decreased income tax expense of $6,460,000 compared with prior year.
FFO for the nine months ended October 31, 2012 of $189,859,000 decreased by $29,044,000 or 13.3% compared with $218,903,000 for the nine months ended October 31, 2011. In addition to the changes in Operating FFO above, the following fluctuations to FFO are as follows:

•
The additional change in the portfolio is primarily due to the net loss on land held for divestiture activity of $51,575,000, decreased gains on extinguishment of nonrecourse mortgage debt of $10,972,000, decreased income recognized from state and federal Historic Preservation and New Market tax credits of $8,072,000, decreased FFO on the casino land sale in 2012 compared with 2011 of $6,138,000 and increased write-offs of abandoned development projects of $5,823,000. These decreases were partially offset by the 2011 loss on extinguishment of debt on the exchange of a portion of our 2016 Senior Notes of $10,800,000, increased FFO for the adjustments to recognize rental revenues and rental expenses using the straight-line method of $8,722,000, the net gain on change in control of interests of $4,064,000 and 2011 impairments of Land Group projects of $3,950,000;

•	The Nets provided a pre-tax FFO decrease of $7,738,000 due to the increase in our allocated losses;

•	FFO was favorably impacted by decreased income tax expense of $16,712,000 compared with prior year.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Operating FFO to FFO

Pro-Rata Consolidation	Three Months Ended October 31,			Nine Months Ended October 31,
	2012	2011	% Change	2012	2011	% Change
	(in thousands)			(in thousands)
Portfolio Pre-tax FFO:
Commercial Group	$79,614	$74,531		$240,158	$260,563
Residential Group	33,042	25,791		96,547	70,947
Land Group	615	523		(46,927)	(131)

Adjustments to Portfolio Pre-Tax FFO:
Net loss (gain) on land held for divestiture activity	(277)	—		51,575	—
Impairment of Land Group project	—	2,550		—	3,950
Abandoned development project write-offs	401	2,686		13,754	7,931
Tax credit income	(4,851)	(5,144)		(16,732)	(24,784)
(Gain) loss on extinguishment of portfolio debt	(9,019)	(15,465)		(7,175)	(18,147)
Net gain on change in control of interests	—	—		(4,064)	—
Straight-line rent adjustments	(3,107)	(3,268)		(11,717)	(2,995)
Casino land sale	—	—		(36,484)	(42,622)
Adjustments to Portfolio Pre-Tax FFO subtotal	(16,853)	(18,641)		(10,843)	(76,667)
Portfolio Pre-tax Operating FFO	96,418	82,204	17.3%	278,935	254,712	9.5%
Corporate Group Pre-tax FFO	(32,164)	(27,904)		(86,864)	(90,447)
Loss on extinguishment of debt - Corporate Group	789	—		789	10,800
Operating FFO	65,043	54,300	19.8%	192,860	175,065	10.2%
Nets Pre-tax FFO	(7,477)	(11,283)		(22,707)	(14,969)
Add back adjustments to Portfolio Pre-Tax FFO above	16,853	18,641		10,843	76,667
Add back loss on extinguishment of debt - Corporate Group	(789)	—		(789)	(10,800)
Income tax benefit (expense) on FFO	6,000	(460)		9,652	(7,060)
FFO	$79,630	$61,198	30.1%	$189,859	$218,903	(13.3)%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
2012 3rd QTR vs. 2011 3rd QTR
(in millions)
Operating FFO Increase
Operating FFO Decrease
75.0
70.0
65.0
60.0
55.0
50.0
54.3
5.3
4.1
4.1
3.6
2.7
2.6
8.2
3.5
65.0
Portfolio Operating FFO was up $14.2 million
2011 3rd QTR
Interest on mature portfolio
Hedging income
New property openings
Commercial outlot sales
NOI on mature portfolio
Other
Capitalized interest
Corporate activities and interest expense
2012 3rd QTR

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
2012 October YTD vs. 2011 October YTD
(in millions)
Operating FFO Increase
Operating FFO Decrease
230.0
220.0
210.0
200.0
190.0
180.0
170.0
160.0
175.1
16.4
12.9
10.9
6.7
2.9
2.5
2.1
1.4
6.5
6.6
18.5
6.4
192.9
Portfolio Operating FFO was up $24.2 million
2011 October YTD
NOI on mature portfolio
Interest on mature portfolio
Hedging income
Land operations
Other
New property openings
Commercial outlot sales
Military Housing
Lease cancellation fee income
Property sales
Capitalized interest
Corporate activities and interest expense
2012 October YTD

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

EBDT—We use an additional measure, along with net earnings, to report our operating results. This non-GAAP measure, referred to as EBDT, is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly-titled measures reported by other companies.
EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization, and amortization of mortgage procurement costs; iv) deferred income taxes; v) preferred payment which is classified as noncontrolling interest expense on our Consolidated Statement of Operations; vi) impairment of real estate (net of tax); vii) extraordinary items (net of tax); viii) cumulative or retrospective effect of change in accounting principle (net of tax), and ix) revisions of prior period financial statements.

We reconcile EBDT to net earnings (loss), the most comparable financial measure calculated in accordance with GAAP. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management’s opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. We exclude depreciation and amortization expense related to real estate operations from EBDT because we believe the values of our properties, in general, have appreciated over time in excess of their original cost. Deferred income taxes, which are the result of timing differences of certain income and expense items which are to be realized in a future year for federal income tax purposes, are excluded until the year in which they are reflected in our current tax provision. The impairment of real estate is excluded from EBDT because it varies from year to year based on factors unrelated to our overall financial performance and is related to the ultimate gain on dispositions of operating properties.

EBDT for the three months ended October 31, 2012 of $77,178,000 decreased by $299,000 or 0.4% compared with $77,477,000 for the three months ended October 31, 2011. EBDT for the nine months ended October 31, 2012 of $236,221,000 decreased by $39,338,000 or 14.3% compared with $275,559,000 for the nine months ended October 31, 2011.
The fluctuations in EBDT for the three and nine months ended October 31, 2012 over prior year are for the same reasons as Operating FFO and FFO as described on the previous pages. The differences between FFO and EBDT for the three and nine months ended October 31, 2012 and 2011 are illustrated on the following page titled Reconciliation of FFO and EBDT to Net Earnings (Loss).

(THIS PAGE INTENTIONALLY LEFT BLANK)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of FFO and EBDT to Net Earnings (Loss)
The table below illustrates the differences between FFO and our historical reporting of EBDT and reconciles these non-GAAP measures to net earnings (loss), the most comparable GAAP measure.

	Three Months Ended		Three Months Ended		Nine Months Ended		Nine Months Ended
	October 31, 2012		October 31, 2011		October 31, 2012		October 31, 2011
	FFO	EBDT	FFO	EBDT	FFO	EBDT	FFO	EBDT
	(in thousands)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(1,078)	$(1,078)	$(36,801)	$(36,801)	$(22,043)	$(22,043)	$18,900	$18,900
Depreciation and Amortization—Real Estate Groups	73,526	73,526	71,304	71,304	216,436	216,436	209,062	209,062
Impairment of depreciable rental properties	30,364	30,364	49,446	49,446	35,304	35,304	53,116	53,116
Gain on disposition of rental properties and partial interests in rental properties	(19,299)	(19,299)	(5,849)	(5,849)	(43,320)	(43,320)	(67,914)	(67,914)
Income tax expense (benefit) adjustments — current and deferred (1)
Gain on disposition of rental properties and partial interests in rental properties	7,893	7,893	2,275	2,275	17,174	17,174	26,339	26,339
Impairment of depreciable rental properties	(11,776)	(11,776)	(19,177)	(19,177)	(13,692)	(13,692)	(20,600)	(20,600)
Straight-line rent adjustments	—	(3,107)	—	(3,268)	—	(11,717)	—	(2,995)
Net gain on change in control of interests	—	—	—	—	—	(4,064)	—	—
Net (gain) loss on land held for divestiture activity	—	(277)	—	—	—	51,575	—	—
Impairment of Land Group projects	—	—	—	2,550	—	—	—	3,950
Amortization of mortgage procurement costs—Real Estate Groups	—	3,364	—	4,052	—	11,340	—	11,099
Preference payment	—	—	—	585	—	—	—	1,756
Allowance for projects under development revision	—	—	—	(2,000)	—	—	—	(2,000)
Income tax expense (benefit) adjustments — current and deferred (1)
Deferred income tax expense (benefit) on operating earnings	—	(2,547)	—	15,349	—	17,655	—	46,378
Impairment of Land Group projects	—	—	—	(989)	—	—	—	(1,532)
Net gain (loss) on land held for divestiture activity	—	115	—	—	—	(20,003)	—	—
Net gain on change in control of interests	—	—	—	—	—	1,576	—	—
FFO/EBDT	$79,630	$77,178	$61,198	$77,477	$189,859	$236,221	$218,903	$275,559

	Three Months Ended		Three Months Ended		Nine Months Ended		Nine Months Ended
	October 31, 2012		October 31, 2011		October 31, 2012		October 31, 2011
FFO/EBDT Per Share - Diluted	FFO	EBDT	FFO	EBDT	FFO	EBDT	FFO	EBDT
Numerator (in thousands):
FFO/EBDT	$79,630	$77,178	$61,198	$77,477	$189,859	$236,221	$218,903	$275,559
If-Converted Method (adjustments for interest, net of tax):
3.625% Puttable Senior Notes due 2014	1,110	1,110	1,110	1,110	3,329	3,329	3,329	3,329
5.00% Convertible Senior Notes due 2016	382	382	382	382	1,148	1,148	1,485	1,485
4.25% Convertible Senior Notes due 2018	2,277	2,277	2,277	2,277	6,830	6,830	2,605	2,605
FFO/EBDT for per share data	$83,399	$80,947	$64,967	$81,246	$201,166	$247,528	$226,322	$282,978
Denominator
Weighted average shares outstanding—Basic	170,777,898	170,777,898	169,150,429	169,150,429	169,817,482	169,817,482	167,838,122	167,838,122
Effect of stock options, restricted stock and performance shares	1,220,010	1,220,010	566,701	566,701	965,683	965,683	880,004	880,004
Effect of convertible preferred stock	13,300,629	13,300,629	14,550,257	14,550,257	14,133,715	14,133,715	14,550,257	14,550,257
Effect of convertible debt	33,499,503	33,499,503	33,499,503	33,499,503	33,499,503	33,499,503	24,593,376	24,593,376
Effect of convertible Class A Common Units	3,646,755	3,646,755	3,646,755	3,646,755	3,646,755	3,646,755	3,646,755	3,646,755
Weighted average shares outstanding - Diluted	222,444,795	222,444,795	221,413,645	221,413,645	222,063,138	222,063,138	211,508,514	211,508,514
FFO/EBDT Per Share	$0.37	$0.36	$0.29	$0.37	$0.91	$1.11	$1.07	$1.34

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of FFO and EBDT to Net Earnings (Loss) (continued)

(1)	The following table provides detail of Income Tax Expense (Benefit):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
	(in thousands)
Current taxes
Operating earnings	$(3,575)	$(13,357)	$(8,941)	$(37,501)
Gain on disposition of rental properties and partial interests in rental properties	(565)	10	(21,732)	39,179
Net gain (loss) on land held for divestiture activity	(17,967)	—	(16,299)	—
Subtotal	(22,107)	(13,347)	(46,972)	1,678
Discontinued operations
Operating earnings	7	(543)	61	(285)
Gain on disposition of rental properties and partial interests in rental properties	15,961	—	21,592	2,792
Subtotal	15,968	(543)	21,653	2,507
Total Current taxes	(6,139)	(13,890)	(25,319)	4,185
Deferred taxes
Operating earnings	(2,545)	15,210	17,478	45,721
Gain on disposition of rental properties and partial interests in rental properties	(252)	2,265	26,966	(29,729)
Impairment of depreciable rental properties	(11,712)	(15,199)	(12,042)	(15,290)
Impairment of Land Group projects	—	(989)	—	(1,532)
Net gain (loss) on land held for divestiture activity	18,082	—	(3,704)	—
Net gain on change in control of interests	—	—	1,576	—
Subtotal	3,573	1,287	30,274	(830)
Discontinued operations
Operating earnings	(2)	139	177	657
Gain on disposition of rental properties and partial interests in rental properties	(7,251)	—	(9,652)	14,097
Impairment of real estate	(64)	(3,978)	(1,650)	(5,310)
Subtotal	(7,317)	(3,839)	(11,125)	9,444
Total Deferred taxes	(3,744)	(2,552)	19,149	8,614
Grand Total	$(9,883)	$(16,442)	$(6,170)	$12,799

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Retail Lease Expirations as of October 31, 2012

					PERCENTAGE	AVERAGE CONTRACTUAL
	NUMBER OF	SQUARE FEET	PERCENTAGE	CONTRACTUAL	OF TOTAL	RENT PER
EXPIRATION	EXPIRING	OF EXPIRING	OF TOTAL	RENT	CONTRACTUAL	SQUARE FEET
YEAR	LEASES	LEASES (4)	LEASED GLA (1)	EXPIRING (2)(3)	RENT	EXPIRING (4)
2012	111	378,845	3.11%	$12,193,070	3.63%	$36.53
2013	341	1,187,164	9.73	33,392,043	9.93	33.83
2014	320	1,179,873	9.68	31,623,482	9.41	35.91
2015	235	895,272	7.34	27,322,681	8.13	37.76
2016	260	1,364,690	11.19	42,121,506	12.53	46.64
2017	195	1,243,886	10.20	34,984,804	10.41	35.44
2018	147	627,729	5.15	23,924,768	7.12	39.33
2019	112	968,010	7.94	25,294,905	7.53	30.92
2020	84	709,540	5.82	20,162,982	6.00	37.53
2021	139	1,199,434	9.84	35,535,641	10.57	39.87
2022	61	669,556	5.49	15,071,878	4.48	28.18
Thereafter	57	1,768,938	14.51	34,471,568	10.26	25.88
Total	2,062	12,192,937	100.00%	$336,099,328	100.00%	$35.40

(1)	GLA = Gross Leasable Area.

(2)
Contractual rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because contractual rent is determined using the tenant’s contractual rental agreements at our ownership share as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases, and contingent rental payments (which are not reasonably estimable).

(3)	Contractual rent per square foot includes base rent and fixed additional charges for marketing/promotional charges and common area maintenance.

(4)
Square feet of expiring leases and average contractual rent per square feet are operating statistics that represent 100% of the square footage and contractual rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Office Lease Expirations as of October 31, 2012

	NUMBER OF	SQUARE FEET	PERCENTAGE	CONTRACTUAL	PERCENTAGE OF TOTAL	AVERAGE CONTRACTUAL RENT PER
EXPIRATION	EXPIRING	OF EXPIRING	OF TOTAL	RENT	CONTRACTUAL	SQUARE FEET
YEAR	LEASES	LEASES (4)	LEASED GLA (1)	EXPIRING (2)(3)	RENT	EXPIRING (4)
2012	34	328,267	2.80%	$10,901,552	3.12%	$34.41
2013	92	958,564	8.17	21,280,660	6.09	23.89
2014	70	992,028	8.45	24,244,026	6.93	41.49
2015	59	576,757	4.92	12,210,173	3.49	25.85
2016	70	1,074,136	9.16	26,757,943	7.65	31.93
2017	45	726,953	6.20	14,146,271	4.05	20.73
2018	30	1,272,815	10.85	43,206,845	12.36	38.56
2019	28	739,502	6.30	16,099,904	4.61	28.21
2020	16	1,250,848	10.66	39,988,955	11.44	42.20
2021	14	810,711	6.91	16,155,768	4.62	27.28
2022	12	199,246	1.70	8,710,973	2.49	44.17
Thereafter	32	2,802,265	23.88	115,905,259	33.15	43.24
Total	502	11,732,092	100.00%	$349,608,329	100.00%	$35.32

(1)	GLA = Gross Leasable Area.

(2)
Contractual rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because contractual rent is determined using the tenant’s contractual rental agreements at our ownership share as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases, and contingent rental payments (which are not reasonably estimable).

(3)	Contractual rent per square foot includes base rent and fixed additional charges for marketing/promotional charges and common area maintenance.

(4)
Square feet of expiring leases and average contractual rent per square feet are operating statistics that represent 100% of the square footage and contractual rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Significant Retail Tenants as of October 31, 2012

(Based on contractual rent 1% or greater of the Company’s ownership share)
TENANT	PRIMARY DBA	NUMBER OF LEASES	LEASED SQUARE FEET	PERCENTAGE OF TOTAL RETAIL SQUARE FEET
Bass Pro Shops, Inc.	Bass Pro Shops	3	510,855	4.19%
The TJX Companies, Inc.	Marshalls, T.J.Maxx, HomeGoods	13	404,915	3.32
Regal Entertainment Group	Regal Cinemas, Edwards Theatres, United Artists Theatres	5	381,461	3.13
AMC Entertainment, Inc.	AMC Theatres, MegaStar Theatres	5	377,797	3.10
Gap, Inc.	Banana Republic, Gap, Old Navy	28	354,291	2.91
Dick’s Sporting Goods, Inc.	Dick's Sporting Goods, Golf Galaxy	6	326,866	2.68
The Limited Brands, Inc.	Bath and Body Works, Victoria's Secret	39	232,268	1.90
Best Buy Co., Inc. (1)	Best Buy	8	210,810	1.73
Abercrombie & Fitch Co.	Abercrombie & Fitch, Abercrombie Kids, Hollister	26	188,604	1.55
H&M Hennes & Mauritz AB	H&M	9	161,715	1.33
Ascena Retail Group, Inc.	Justice, Lane Bryant, Dressbarn, Catherines	29	141,847	1.16
Footlocker, Inc.	FootLocker, Lady FootLocker, Kids FootLocker, FootAction USA, Champs Sports	36	140,664	1.15
Express, Inc.	Express	12	113,152	0.93
Forever 21, Inc.	Forever 21	8	112,661	0.92
American Eagle Outfitters, Inc.	American Eagle Outfitters, Aerie, 77kids	15	85,972	0.71
Luxottica Group S.p.A.	LensCrafters, Pearle Vision, Sunglass Hut	30	59,638	0.49
Subtotal		272	3,803,516	31.20
All Others		1,790	8,389,421	68.80
Total		2,062	12,192,937	100.00%

(1)	Includes a lease for 54,927 square feet at East River Plaza, with an expiration date of January 31, 2031. Best Buy Co., Inc. has vacated this space but is still contractually obligated for the lease.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Significant Office Tenants as of October 31, 2012

(Based on contractual rent 2% or greater of the Company's ownership share)
TENANT	LEASED SQUARE FEET	PERCENTAGE OF TOTAL OFFICE SQUARE FEET
City of New York	1,046,101	8.92%
Millennium Pharmaceuticals, Inc.	698,066	5.95
U.S. Government	529,565	4.51
JP Morgan Chase & Co.	399,141	3.40
WellPoint, Inc.	392,514	3.35
Morgan Stanley & Co.	389,305	3.32
Bank of New York	323,043	2.75
National Grid	259,561	2.21
Clearbridge Advisors, LLC, a Legg Mason Company	201,028	1.71
Covington & Burling, LLP	160,565	1.37
Johns Hopkins University	157,660	1.34
Seyfarth Shaw, LLP	96,909	0.83
Subtotal	4,653,458	39.66
All Others	7,078,634	60.34
Total	11,732,092	100.00%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Openings
as of October 31, 2012

Property	Location	Date Opened	FCE Legal Ownership % (a)		Pro-Rata FCE % (a) (1)		Cost at Full Consolidation (GAAP) (b)	Total Cost at 100% (2)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2)	Sq. ft./ No. of Units		Gross Leasable Area		Lease Commitment %
2012							(in millions)
Residential: (e)
The Aster Town Center	Denver, CO	Q1-12/Q2-12	90.0%		90.0%		$10.4	$10.4	$9.4	85				97%
Botanica Eastbridge	Denver, CO	Q3-12	90.0%		90.0%		15.4	15.4	13.9	118				27%
							$25.8	$25.8	$23.3	203
Arena: (e)
Barclays Center	Brooklyn, NY	Q3-12	34.0%		34.0%		$934.3	$934.3	$317.7	670,000		18,000 seats	(i)	80% (j)

Total 2012 Openings							$960.1	$960.1	$341.0

Fee Development Project
Las Vegas City Hall	Las Vegas, NV	Q1-12	-	(d)	-	(d)	$0.0	$146.2	$0.0	270,000

Prior Two Years Openings as of October 31, 2012
Retail Centers: (e)
Westchester’s Ridge Hill	Yonkers, NY	Q2-11/12	70.0%		100.0%		$868.2	$868.2	$868.2	1,336,000	(g)	1,336,000		60%/68% (h)
East River Plaza (f)	Manhattan, NY	Q4-09/Q2-10	35.0%		50.0%		0.0	390.6	195.3	527,000		527,000		93%
							$868.2	$1,258.8	$1,063.5	1,863,000		1,863,000
Residential: (e)
8 Spruce Street (f)	Manhattan, NY	Q1-11/12	35.7%		51.0%		$0.0	$875.7	$446.6	899				89%
Foundry Lofts	Washington, D.C.	Q4-11	100.0%		100.0%		58.0	58.0	58.0	170				97%
Presidio Landmark	San Francisco, CA	Q3-10	100.0%		100.0%		96.6	96.6	96.6	161				94%
							$154.6	$1,030.3	$601.2	1,230
Total Prior Two Years Openings							$1,022.8	$2,289.1	$1,664.7
Recap of Total Prior Two Years Openings
Total 2011							$926.2	$1,801.9	$1,372.8
Total 2010							96.6	487.2	291.9
Total Prior Two Years Openings							$1,022.8	$2,289.1	$1,664.7
See footnotes on the following page.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Projects Under Construction
as of October 31, 2012

Property	Location	Anticipated Opening	FCE Legal Ownership % (a)		Pro-Rata FCE % (a) (1)		Cost at Full Consolidation (GAAP) (b)	Total Cost at 100% (2)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2)	Sq. ft./ No. of Units	Gross Leasable Area	Lease Commitment %
							(in millions)
Retail Centers: (e)
The Yards - Boilermaker Shops	Washington, D.C.	Q4-12	100%		100%		$20.2	$20.2	$20.2	40,000	40,000	74%
The Yards - Lumber Shed	Washington, D.C.	Q3-13	100%		100%		14.8	14.8	14.8	32,000	32,000	80%
							$35.0	$35.0	$35.0	72,000	72,000
Office:
Johns Hopkins Parking Garage	Baltimore, MD	Q4-12	85%		100%		$29.3	$29.3	$29.3	492,000
Residential:
Continental Building	Dallas, TX	Q1-13	100%		100%		$54.6	$54.6	$54.6	203	5,000
Stratford Avenue	Fairfield, CT	Q3-13	100%		100%		23.2	23.2	23.2	128
120 Kingston (f)	Boston, MA	Q2-14	50%		50%		0.0	133.3	66.7	240	5,000
The Yards - Twelve12	Washington, D.C.	Q3-14	100%		100%		115.1	115.1	115.1	218	87,000
							$192.9	$326.2	$259.6	789	97,000
Total Under Construction							$257.2	$390.5	$323.9

Fee Development Project
Dept. of Health & Mental Hygiene (DHMH)	Baltimore, MD	Q2-14	-	(d)	-	(d)	$0.0	$135.0	$0.0	234,000
FOOTNOTES

(a)
As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For some of these projects, the Company provides funding at percentages that differ from the Company's legal ownership.

(b)
Amount represents estimated project costs to achieve stabilization and are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity ("VIE").

(c)
Project cost at pro-rata share represents Forest City's share of project cost, based on the Company's pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total project cost of the applicable property.

(d)	These are fee development projects. Therefore, these costs are not included on the full consolidation or pro-rata balance sheet.

(e)	Lease commitments as of October 31, 2012.

(f)
Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.

(g)	Includes 156,000 square feet of office space.

(h)
Approximately 800,000 square feet of leases have been signed representing 60% of the total 1,336,000 square feet after construction is complete. The leased percentage excluding Parcel L is 68%. Parcel L is a self contained pad site at the southern end of the center and has been assumed to be leased in the future predominantly to a single retail tenant in its own phase. Given its location on the end of the site, the lease commitment percentage has been presented both with and without the anticipated square footage for Parcel L in the denominator of Gross Leasable Area.

(i)
The Nets, a member of the NBA, has a 37 year license agreement to use the arena with approximately 18,000 seats for NBA games. Additionally, the arena will be the future home of the New York Islanders, a member of the National Hockey League ("NHL"), with a 14,500 seating configuration for NHL events.

(j)
Represents the percentage of forecasted contractually obligated arena income that is under contract. Contractually obligated income, which include revenue from naming rights, sponsorships, suite licenses, Nets minimum rent and food concession agreements, accounts for 72% of total forecasted revenues for the arena. Percentage at October 31, 2012, excludes anticipated rent from the New York Islanders since the team is not anticipated to relocate to Barclays Center until 2015 and is subject to approval by the NHL.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Projects Under Development
as of October 31, 2012

Below is a summary of our active large scale development projects, which have yet to commence construction, referred to as our “shadow pipeline,” which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $840.3 million ($1,056.3 million at full consolidation) of Projects Under Development (“PUD”) on our balance sheet and pro-rata mortgage debt of $175.7 million ($235.3 million at full consolidation).

1)	Atlantic Yards - Brooklyn, NY
Atlantic Yards is adjacent to the state-of-the-art arena, Barclays Center, which opened in September 2012 and was designed by the award-winning firms Ellerbe Becket and SHoP Architects. Atlantic Yards is expected to feature more than 6,400 units of housing, including over 2,200 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space.

2)	LiveWork Las Vegas - Las Vegas, NV
LiveWork Las Vegas is a mixed-use project on a 13.5-acre parcel in downtown Las Vegas. At full build-out, the project will have the new 270,000 square-foot City Hall and is also expected to include up to 1 million square feet of office space and approximately 300,000 square feet of retail space. The City Hall is owned by the city of Las Vegas, which held its dedication ceremony on March 5, 2012.

3)	The Yards - Washington, D.C.
The Yards is a 42-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. The full project is expected to include up to 2,700 residential units, 1.8 million square feet of office space, and 300,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. The first residential building, Foundry Lofts, opened in November 2011 and includes a Potbelly Sandwich restaurant which opened Q1-12 and a Kruba Thai & Sushi restaurant which opened in November 2012. There are also two retail projects under construction, Boilermaker Shops (expected to open in Q4-12) and the Lumber Shed. Additionally, Twelve12, a mixed-use project, is under construction and is expected to feature 218 residential units and 87,000 square feet of retail space.

4)	Colorado Science + Technology Park at Fitzsimons - Aurora, CO
The 184-acre Colorado Science + Technology Park at Fitzsimons is becoming a hub for the biotechnology industry in the Rocky Mountain region. Anchored by the University of Colorado at Denver Health Science Center, the University of Colorado Hospital and The Denver Children’s Hospital, the park will offer cost-effective lease rates, build-to-suit office and research sites, and flexible lab and office layouts in a cutting-edge research park. The park is also adjacent to Forest City’s 4,700-acre Stapleton mixed-used development.

5)	The Science + Technology Park at Johns Hopkins - Baltimore, MD
The 31-acre Science + Technology Park at Johns Hopkins is a new center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Initial plans call for 1.1 million square feet in five buildings, with future phases that could support additional expansion. In 2008, Forest City opened the first of those buildings, 855 North Wolfe Street, a 279,000 square-foot office building anchored by the Johns Hopkins School of Medicine’s Institute for Basic Biomedical Sciences. Construction of a 492,000 square-foot parking garage at 901 N. Washington Street is currently underway and will provide approximately 1,450 parking spaces for Johns Hopkins and the active buildings at the Science + Technology Park upon its anticipated completion in Q4-12. Construction of a second commercial building totaling 234,000 square-feet commenced in January 2012. The new building is being developed on a fee basis and will be fully leased to the Department of Health & Mental Hygiene (DHMH), upon its anticipated opening in Q2-14.
6) Waterfront Station - Washington, D.C.
Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront/Southeastern University MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, an estimated 400 residential units and 40,000 square feet of retail stores and restaurants.

7)	300 Massachusetts Avenue - Cambridge, MA
Located in the science and technology hub of Cambridge, MA, the 300 Massachusetts Avenue block represents an expansion of University Park @ MIT. In a 50/50 partnership with MIT, Forest City is presently focused on a project that reflects a development program of approximately 260,000 square feet of lab and office space. Potential redevelopment of the entire block is possible with the acquisition of adjacent parcels in future phases, and would result in an approximately 400,000 square foot project.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Military Housing
as of October 31, 2012
Below is a summary of our Military Housing development projects. The Company provides development, construction and management services for these projects and receives agreed upon fees for these services. The following phases still have a percentage of units opened and under construction:

Property	Location	Opening/Anticipated Opening	FCE Pro-Rata %	Cost at Full Consolidation	Total Cost at 100%	No. of Units
				(in millions)
Military Housing - Recent Openings
Air Force - Southern Group: Keesler Air Force Base	Biloxi, MS	2011-2012	0.0%	$0.0	$5.0	1,188

Military Housing - Under Construction
Hawaii Phase IV	Kaneohe, HI	2007-2014	*	$0.0	$479.3	1,141
Air Force - Southern Group:
Joint Base Charleston	Charleston, SC	2011-2013	0.0%	0.0	76.4	345
Arnold Air Force Base	Tullahoma, TN	2011-2013	0.0%	0.0	10.2	22
Shaw Air Force Base	Sumter, SC	2011-2015	0.0%	0.0	152.6	630
Total Under Construction				$0.0	$718.5	2,138

*The Company's share of residual cash flow ranges from 0-20% during the life cycle of the project.
Summary of Military Housing Net Operating Income (14,104 end-state units)
Development and construction management fees related to our military housing projects are earned based on a contractual percentage of the actual development and construction costs incurred. We also recognize additional development and construction incentive fees upon successful completion of certain criteria, such as incentives to realize development cost savings, encourage small and local business participation, comply with specified safety standards and other project management incentives as specified in the development and construction agreements. NOI from development, construction and incentive fees was $2,412,000 and $8,258,000 for the three and nine months ended October 31, 2012, respectively, and $3,319,000 and $7,162,000 for the three and nine months ended October 31, 2011, respectively.
Property management and asset management fees are earned based on a contractual percentage of the annual net rental income and annual operating income, respectively, that is generated by the military housing privatization projects as defined in the agreements. We also recognize certain property management incentive fees based upon successful completion of certain criteria as set forth in the property management agreements. Property management, management incentive and asset management fees generated NOI of $3,555,000 and $10,786,000 for the three and nine months ended October 31, 2012, respectively, and $3,905,000 and $9,552,000 for the three and nine months ended October 31, 2011, respectively.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Land Held for Development and Sale
as of October 31, 2012
The Company intends to retain one land development project, Stapleton, near Denver, Colorado. Stapleton represents one of the nation’s largest urban redevelopments. At full build-out of 4,700 acres or 7.5 square miles, Stapleton is planned for more than 12,000 homes and apartments, a projected 3 million square-feet of retail and 10 million square-feet of office/research and development/industrial space. Centrally located 10 minutes east of Downtown Denver and 20 minutes from Denver International Airport, Stapleton is expected to be home to 30,000 residents and 35,000 workers when complete.

Location	Gross Acres (1)	Saleable Acres (2)	Option Acres (3)
Stapleton—Denver, CO	322	172	1,142

Land Held for Divestiture
as of October 31, 2012
On January 31, 2012, our Board of Directors approved a strategic decision by our senior management to reposition or divest significant portions of our Land Development Group and is actively executing on our divestiture strategy. Below is a summary of land projects that are considered held for divestiture at October 31, 2012.

Location	Gross Acres (1)	Saleable Acres (2)	Option Acres (3)
Central Station - Chicago, IL	30	30	—
Mesa del Sol - Albuquerque, NM	3,009	1,645	5,727
Ohio	774	483	—
North Carolina	643	643	—
Arizona	601	448	—
Other	562	558	—
Total	5,619	3,807	5,727

(1)	Gross acres represent all acres currently owned including those used for roadways, open spaces and parks.

(2)	Saleable acres represent the total of all acres owned and available for sale. The Land Development Group may choose to further develop some of the acres into completed sublots prior to sale.

(3)
Option acres are those acres that the Land Development Group has a formal option to acquire. Typically these options are in the form of purchase agreements with contingencies for the satisfaction of due diligence reviews.

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Common Stock Data (NYSE: FCE A and FCE B)
The following summarizes information related to the Company’s Class A and Class B Common Stock based on information reported by the New York Stock Exchange:

	Quarter Ended
	October 31, 2012	July 31, 2012	April 30, 2012	January 31, 2012	October 31, 2011
Class A Common Stock
Closing Price, end of quarter	$16.05	$14.11	$15.95	$13.13	$13.68
High Closing Price	$16.83	$16.19	$16.16	$14.00	$17.82
Low Closing Price	$14.03	$12.98	$13.19	$10.88	$9.76
Average Closing Price	$15.54	$14.33	$14.97	$12.32	$12.72
Total Volume	47,754,037	37,344,444	42,370,907	56,114,430	101,588,513
Average Volume	758,001	583,507	683,402	905,071	1,562,900
Common shares outstanding, end of quarter	158,178,903	148,642,140	148,501,425	148,227,849	148,192,446
Class B Common Stock
Closing Price, end of quarter	$16.03	$14.31	$15.87	$13.17	$13.57
High Closing Price	$16.86	$16.20	$16.12	$13.92	$17.77
Low Closing Price	$14.06	$13.20	$13.17	$10.85	$9.78
Average Closing Price	$15.50	$14.29	$14.95	$12.29	$12.71
Total Volume	23,190	50,663	41,208	75,255	46,562
Average Volume	368	792	665	1,214	716
Common shares outstanding, end of quarter	20,251,569	20,858,777	20,911,371	20,934,335	20,964,181
Common Equity Market Capitalization	$2,863,404,044	$2,395,829,694	$2,700,461,187	$2,221,936,849	$2,311,756,597
Quarterly dividends declared per common share Class A and Class B	$—	$—	$—	$—	$—

Financial Covenants
The Company’s bank revolving credit facility and indenture dated May 19, 2003 (“2003 Indenture”) contain certain restrictive financial covenants. A summary of the key financial covenants as defined in each agreement, all of which the Company is compliant with at October 31, 2012, follows:

	Requirement Per Agreement	As of October 31, 2012	As of July 31, 2012	As of April 30, 2012	As of January 31, 2012
	(dollars in thousands)
Credit Facility Financial Covenants
Debt Service Coverage Ratio	1.35x	1.88x	1.88x	1.89x	1.93x
Cash Flow Coverage Ratio	2.50x	3.47x	3.38x	3.57x	3.86x
Total Development Ratio	<17%	8.81%	10.89%	10.96%	10.64%
Minimum Consolidated Shareholders’ Equity, as defined	$2,320,175	$3,593,352	$3,578,597	$3,577,586	$3,505,097
2003 Indenture Financial Covenants (1)
Ratio of Consolidated EBITDA to Interest	>1.30x	1.75x	1.73x	1.76x	1.82x
Minimum Net Worth, as defined (2)	$1,155,031	$4,179,394	$4,147,275	$4,142,140	$4,061,179

(1)
Violation of these financial covenants alone would not automatically cause the notes issued under the 2003 Indenture to become due and payable, but would prevent the Company from incurring or permitting a subsidiary from incurring additional debt, as defined in the 2003 Indenture, unless otherwise permitted by the 2003 Indenture.

(2)	Represents the minimum net worth requirement, as defined at October 31, 2012. This requirement fluctuates each quarter based on actual financial results of each applicable period.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Debt for Projects under Construction and Development
We use nonrecourse mortgage debt and nonrecourse notes payable for the financing of our projects under construction and development. We draw on these financings to partially fund the cost incurred with the development of our real estate. As of October 31, 2012, the amounts outstanding compared with the total commitment under the financings are as follows:

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Outstanding
Fixed	$297,590	$59,537	$—	$238,053
Variable
Taxable	64,051	—	—	64,051
Tax-Exempt	8,500	—	—	8,500
Total outstanding on projects under construction and development (1)	$370,141	$59,537	$—	$310,604
Commitment
Fixed	$342,321	$64,553	$—	$277,768
Variable
Taxable	75,185	—	—	75,185
Tax-Exempt	8,500	—	—	8,500
Total commitment	$426,006	$64,553	$—	$361,453

(1)
Proceeds from outstanding debt of $87,403, at full and pro-rata consolidation, respectively, described above are recorded as restricted cash and escrowed funds in our Consolidated Balance Sheet. For bonds issued in conjunction with development, the full amount of the bonds is issued at the beginning of construction and must remain in escrow until costs are incurred.

Nonrecourse Debt
Our primary capital strategy seeks to isolate the operating and financial risk at the property level to maximize returns and reduce risk on and of our equity capital. As such, substantially all of our operating and development properties are separately encumbered with nonrecourse mortgage debt which in some limited circumstances is supplemented by nonrecourse notes payable (collectively “nonrecourse debt”).
We use taxable and tax-exempt nonrecourse debt for our real estate projects. For real estate projects financed with tax-exempt debt, we generally utilize variable-rate debt. For construction loans, we generally pursue variable-rate financings with maturities ranging from two to five years. For those real estate projects financed with taxable debt, we generally seek long-term, fixed-rate financing for those operating projects whose loans mature or are projected to open and achieve stabilized operations. The availability of nonrecourse mortgage capital is improving, especially in strong markets, but is still not at the levels before the economic downturn. For those assets that cannot be refinanced at attractive terms, we attempt to extend the maturities with existing lenders.
We are actively working to refinance and/or extend the maturities of the nonrecourse debt that are coming due in the next 24 months. During the nine months ended October 31, 2012, we completed the following financings:

Purpose of Financing	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
	(in thousands)
Refinancings	$205,805	$15,356	$86,723	$277,172
Construction and development projects (1)	217,016	—	—	217,016
Loan extensions/additional fundings	891,955	2,643	25,587	914,899
	$1,314,776	$17,999	$112,310	$1,409,087

(1)	Represents the full amount available to be drawn on the loans.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands)
As of October 31, 2012

	Period Ending January 31, 2013				Fiscal Year Ending January 31, 2014
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$166,865	$2,841	$20,835	$184,859	$583,853	$60,500	$141,512	$664,865
Weighted average rate	6.60%	7.77%	6.21%	6.54%	6.03%	9.63%	6.31%	5.76%
Variable:
Variable-rate debt	13,778	201	22,622	36,199	169,542	993	49,832	218,381
Weighted average rate	3.58%	3.47%	6.29%	5.27%	4.31%	3.04%	3.13%	4.05%
Tax-Exempt	—	—	2,480	2,480	1	—	53,040	53,041
Weighted average rate	—%	—%	1.58%	1.58%	3.18%	—%	3.22%	3.22%
Total variable-rate debt	13,778	201	25,102	38,679	169,543	993	102,872	271,422
Total Nonrecourse Debt	$180,643	$3,042	$45,937	$223,538	$753,396	$61,493	$244,384	$936,287
Weighted Average Rate	6.37%	7.49%	6.00%	6.28%	5.64%	9.52%	4.99%	5.22%

	Fiscal Year Ending January 31, 2015				Fiscal Year Ending January 31, 2016
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$296,443	$33,553	$244,091	$506,981	$350,029	$28,753	$117,478	$438,754
Weighted average rate	6.01%	5.96%	5.50%	5.77%	5.55%	5.85%	5.19%	5.44%
Variable:
Variable-rate debt	597,548	769	30,890	627,669	33,681	4,242	36,271	65,710
Weighted average rate	3.54%	4.27%	4.24%	3.58%	3.45%	3.60%	1.86%	2.56%
Tax-Exempt	90,810	—	—	90,810	10	—	—	10
Weighted average rate	2.82%	—%	—%	2.82%	3.18%	—%	—%	3.18%
Total variable-rate debt	688,358	769	30,890	718,479	33,691	4,242	36,271	65,720
Total Nonrecourse Debt	$984,801	$34,322	$274,981	$1,225,460	$383,720	$32,995	$153,749	$504,474
Weighted Average Rate	4.22%	5.92%	5.36%	4.43%	5.37%	5.56%	4.41%	5.06%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands) (continued)
As of October 31, 2012

	Period Ending January 31, 2017				Thereafter
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$426,186	$6,586	$90,179	$509,779	$1,942,754	$324,724	$863,683	$2,481,713
Weighted average rate	5.74%	5.95%	6.45%	5.86%	5.28%	6.69%	5.40%	5.14%
Variable:
Variable-rate debt	78	68	182,405	182,415	706,477	1,767	112,019	816,729
Weighted average rate	3.23%	—%	2.40%	2.40%	6.27%	3.35%	3.98%	5.96%
Tax-Exempt	10	—	103,989	103,999	348,955	9,220	111,364	451,099
Weighted average rate	3.18%	—%	2.44%	2.44%	1.36%	0.88%	1.34%	1.37%
Total variable-rate debt	88	68	286,394	286,414	1,055,432	10,987	223,383	1,267,828
Total Nonrecourse Debt	$426,274	$6,654	$376,573	$796,193	$2,998,186	$335,711	$1,087,066	$3,749,541
Weighted Average Rate	5.74%	5.89%	3.38%	4.62%	5.06%	6.51%	4.83%	4.86%

	Total
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$3,766,130	$456,957	$1,477,778	$4,786,951
Weighted average rate	5.59%	6.97%	5.56%	5.45%
Variable:
Variable-rate debt	1,521,104	8,040	434,039	1,947,103
Weighted average rate	4.89%	3.51%	3.18%	4.52%
Tax-Exempt	439,786	9,220	270,873	701,439
Weighted average rate	1.66%	0.88%	2.13%	1.85%
Total variable-rate debt	1,960,890	17,260	704,912	2,648,542
Total Nonrecourse Debt	$5,727,020	$474,217	$2,182,690	$7,435,493
Weighted Average Rate	5.10%	6.79%	4.66%	4.86%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Summary of Funds From Operations (FFO) — Three Months Ended October 31, 2012 and 2011 (in thousands)

	Commercial Group 2012					Commercial Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$207,639	$14,247	$57,801	$1,690	$252,883	$176,687	$7,182	$58,090	$7,794	$235,389
Exclude straight-line rent adjustment	(3,430)	—	—	(52)	(3,482)	(4,031)	—	—	(103)	(4,134)
Adjusted revenues	204,209	14,247	57,801	1,638	249,401	172,656	7,182	58,090	7,691	231,255
Add interest and other income	2,357	102	(316)	1	1,940	4,052	159	46	3	3,942
Equity in earnings (loss) of unconsolidated entities, including impairment	8,588	—	(8,347)	—	241	(32,295)	—	32,295	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	39,189	—	(39,189)	—	—
Exclude depreciation and amortization of unconsolidated entities	10,302	—	(10,302)	—	—	10,440	—	(10,440)	—	—
Exclude interest expense of unconsolidated entities	16,071	—	(16,071)	—	—	17,107	—	(17,107)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	51	—	(51)	—	—
Adjusted total income	241,527	14,349	22,765	1,639	251,582	211,200	7,341	23,644	7,694	235,197
Operating expenses	108,136	9,650	22,765	1,232	122,483	93,566	4,389	23,644	5,488	118,309
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	326	—	—	—	326	351	—	—	—	351
Exclude straight-line rent adjustment	(252)	—	—	—	(252)	(1,094)	—	—	(2)	(1,096)
Exclude preference payment	—	—	—	—	—	(585)	—	—	—	(585)
Adjusted operating expenses	108,210	9,650	22,765	1,232	122,557	92,238	4,389	23,644	5,486	116,979
Net operating income	133,317	4,699	—	407	129,025	118,962	2,952	—	2,208	118,218
Interest expense	(46,716)	(3,653)	(16,071)	(132)	(59,266)	(39,186)	(1,259)	(17,107)	(1,646)	(56,680)
Interest expense of unconsolidated entities	(16,071)	—	16,071	—	—	(17,107)	—	17,107	—	—
Gain (loss) on extinguishment of debt	8,796	(415)	—	—	9,211	15,101	1,511	(51)	—	13,539
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	(51)	—	51	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	(585)	—	—	—	(585)
Amortization of mortgage procurement costs - Real Estate Groups	(2,586)	—	—	—	(2,586)	(2,961)	—	—	(38)	(2,999)
Impairment of consolidated and unconsolidated Land Group projects	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated Land Group projects	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	3,178	—	—	52	3,230	2,937	—	—	101	3,038
Noncontrolling interest in FFO	(631)	(631)	—	—	—	(3,204)	(3,204)	—	—	—
Pre-tax FFO from discontinued operations	327	—	—	(327)	—	625	—	—	(625)	—
Pre-Tax FFO	79,614	—	—	—	79,614	74,531	—	—	—	74,531
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$79,614	$—	$—	$—	$79,614	$74,531	$—	$—	$—	$74,531
Depreciation and amortization - Real Estate Groups	(51,782)	—	—	(36)	(51,818)	(48,684)	—	—	(1,718)	(50,402)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	5,854	5,854	5,849	—	—	—	5,849
Impairment of consolidated and unconsolidated depreciable real estate	(30,200)	—	—	(164)	(30,364)	—	—	(39,189)	(10,257)	(49,446)
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	(39,189)	—	39,189	—	—
Non-FFO from discontinued operations	5,654	—	—	(5,654)	—	(11,975)	—	—	11,975	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$3,286	$—	$—	$—	$3,286	$(19,468)	$—	$—	$—	$(19,468)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Summary of Funds From Operations (FFO) — Three Months Ended October 31, 2012 and 2011 (in thousands) (continued)

	Residential Group 2012					Residential Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$71,973	$4,939	$41,312	$20	$108,366	$67,784	$5,677	$39,422	$719	$102,248
Exclude straight-line rent adjustment	123	—	—	—	123	(230)	—	—	—	(230)
Adjusted revenues	72,096	4,939	41,312	20	108,489	67,554	5,677	39,422	719	102,018
Add interest and other income	5,652	159	2,004	—	7,497	4,488	150	227	—	4,565
Equity in earnings (loss) of unconsolidated entities, including impairment	3,898	61	(3,911)	—	(74)	2,583	38	(2,462)	—	83
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	9,600	—	(9,600)	—	—	8,355	—	(8,355)	—	—
Exclude interest expense of unconsolidated entities	9,682	—	(9,682)	—	—	9,008	—	(9,008)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	100,928	5,159	20,123	20	115,912	91,988	5,865	19,824	719	106,666
Operating expenses	49,972	3,836	20,123	78	66,337	45,972	4,919	19,824	284	61,161
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	233	—	—	—	233	224	—	—	—	224
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Exclude preference payment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	50,205	3,836	20,123	78	66,570	46,196	4,919	19,824	284	61,385
Net operating income	50,723	1,323	—	(58)	49,342	45,792	946	—	435	45,281
Interest expense	(5,881)	(354)	(9,682)	(27)	(15,236)	(9,796)	(298)	(9,008)	(219)	(18,725)
Interest expense of unconsolidated entities	(9,682)	—	9,682	—	—	(9,008)	—	9,008	—	—
Gain (loss) on extinguishment of debt	—	—	—	(192)	(192)	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(749)	—	—	—	(749)	(991)	—	—	(4)	(995)
Impairment of consolidated and unconsolidated Land Group projects	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated Land Group projects	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	(123)	—	—	—	(123)	230	—	—	—	230
Noncontrolling interest in FFO	(969)	(969)	—	—	—	(648)	(648)	—	—	—
Pre-tax FFO from discontinued operations	(277)	—	—	277	—	212	—	—	(212)	—
Pre-Tax FFO	33,042	—	—	—	33,042	25,791	—	—	—	25,791
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$33,042	$—	$—	$—	$33,042	$25,791	$—	$—	$—	$25,791
Depreciation and amortization - Real Estate Groups	(21,562)	—	—	—	(21,562)	(20,693)	—	—	(168)	(20,861)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	13,445	13,445	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	13,445	—	—	(13,445)	—	(168)	—	—	168	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$24,925	$—	$—	$—	$24,925	$4,930	$—	$—	$—	$4,930

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Summary of Funds From Operations (FFO) — Three Months Ended October 31, 2012 and 2011 (in thousands) (continued)

	Land Group 2012					Land Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$11,754	$1,145	$46	$—	$10,655	$8,120	$612	$4,339	$—	$11,847
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	11,754	1,145	46	—	10,655	8,120	612	4,339	—	11,847
Add interest and other income	2,354	232	—	—	2,122	2,631	209	(11)	—	2,411
Equity in earnings (loss) of unconsolidated entities, including impairment	(1,103)	—	1,071	—	(32)	979	—	(866)	—	113
Net loss on land held for divestiture activity of unconsolidated entities	283	—	(283)	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	2,100	—	(2,100)	—	—
Exclude depreciation and amortization of unconsolidated entities	16	—	(16)	—	—	34	—	(34)	—	—
Exclude interest expense of unconsolidated entities	179	—	(179)	—	—	96	—	(96)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	(1,926)	—	1,926	—	—
Adjusted total income	13,483	1,377	639	—	12,745	12,034	821	3,158	—	14,371
Operating expenses	12,548	892	639	—	12,295	9,668	501	3,158	—	12,325
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	49	—	—	—	49	33	—	—	—	33
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Exclude preference payment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	12,597	892	639	—	12,344	9,701	501	3,158	—	12,358
Net operating income	886	485	—	—	401	2,333	320	—	—	2,013
Interest expense	145	—	(179)	—	(34)	(865)	(153)	(96)	—	(808)
Interest expense of unconsolidated entities	(179)	—	179	—	—	(96)	—	96	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	1,926	—	1,926
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	1,926	—	(1,926)	—	—
Net gain (loss) on land held for divestiture activity	807	247	(283)	—	277	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	(283)	—	283	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(29)	—	—	—	(29)	(58)	—	—	—	(58)
Impairment of consolidated and unconsolidated Land Group projects	—	—	—	—	—	(450)	—	(2,100)	—	(2,550)
Impairment of unconsolidated Land Group projects	—	—	—	—	—	(2,100)	—	2,100	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	(732)	(732)	—	—	—	(167)	(167)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	615	—	—	—	615	523	—	—	—	523
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$615	$—	$—	$—	$615	$523	$—	$—	$—	$523
Depreciation and amortization - Real Estate Groups	(146)	—	—	—	(146)	(41)	—	—	—	(41)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$469	$—	$—	$—	$469	$482	$—	$—	$—	$482

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Summary of Funds From Operations (FFO) — Three Months Ended October 31, 2012 and 2011 (in thousands) (continued)

	The Nets Group 2012					The Nets Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	—	—	—	—	—	—	—	—	—	—
Add interest and other income	—	—	—	—	—	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities, including impairment	(7,477)	—	—	—	(7,477)	(11,283)	—	—	—	(11,283)
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	(7,477)	—	—	—	(7,477)	(11,283)	—	—	—	(11,283)
Operating expenses	—	—	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	—	—	—	—	—	—	—	—	—	—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Exclude preference payment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	—	—	—	—	—	—	—	—	—	—
Net operating income	(7,477)	—	—	—	(7,477)	(11,283)	—	—	—	(11,283)
Interest expense	—	—	—	—	—	—	—	—	—	—
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated Land Group projects	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated Land Group projects	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	(7,477)	—	—	—	(7,477)	(11,283)	—	—	—	(11,283)
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$(7,477)	$—	$—	$—	$(7,477)	$(11,283)	$—	$—	$—	$(11,283)
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(7,477)	$—	$—	$—	$(7,477)	$(11,283)	$—	$—	$—	$(11,283)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Summary of Funds From Operations (FFO) — Three Months Ended October 31, 2012 and 2011 (in thousands) (continued)

	Corporate Group 2012					Corporate Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	—	—	—	—	—	—	—	—	—	—
Add interest and other income	55	—	—	—	55	120	—	—	—	120
Equity in earnings (loss) of unconsolidated entities, including impairment	—	—	—	—	—	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	55	—	—	—	55	120	—	—	—	120
Operating expenses	14,153	—	—	—	14,153	12,133	—	—	—	12,133
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	429	—	—	—	429	404	—	—	—	404
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Exclude preference payment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	14,582	—	—	—	14,582	12,537	—	—	—	12,537
Net operating income	(14,527)	—	—	—	(14,527)	(12,417)	—	—	—	(12,417)
Interest expense	(16,848)	—	—	—	(16,848)	(15,487)	—	—	—	(15,487)
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt	(789)	—	—	—	(789)	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated Land Group projects	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated Land Group projects	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	(32,164)	—	—	—	(32,164)	(27,904)	—	—	—	(27,904)
Income tax benefit (expense) on FFO	6,000	—	—	—	6,000	(460)	—	—	—	(460)
Funds From Operations (FFO)	$(26,164)	$—	$—	$—	$(26,164)	$(28,364)	$—	$—	$—	$(28,364)
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(7,893)	—	—	—	(7,893)	(2,275)	—	—	—	(2,275)
Impairment of consolidated real estate	11,776	—	—	—	11,776	19,177	—	—	—	19,177
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(22,281)	$—	$—	$—	$(22,281)	$(11,462)	$—	$—	$—	$(11,462)
Preferred dividends and inducements of preferred stock conversion	(17,731)	—	—	—	(17,731)	(3,850)	—	—	—	(3,850)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(40,012)	$—	$—	$—	$(40,012)	$(15,312)	$—	$—	$—	$(15,312)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Summary of Funds From Operations (FFO) — Three Months Ended October 31, 2012 and 2011 (in thousands) (continued)

	Total 2012					Total 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$291,366	$20,331	$99,159	$1,710	$371,904	$252,591	$13,471	$101,851	$8,513	$349,484
Exclude straight-line rent adjustment	(3,307)	—	—	(52)	(3,359)	(4,261)	—	—	(103)	(4,364)
Adjusted revenues	288,059	20,331	99,159	1,658	368,545	248,330	13,471	101,851	8,410	345,120
Add interest and other income	10,418	493	1,688	1	11,614	11,291	518	262	3	11,038
Equity in earnings (loss) of unconsolidated entities, including impairment	3,906	61	(11,187)	—	(7,342)	(40,016)	38	28,967	—	(11,087)
Net loss on land held for divestiture activity of unconsolidated entities	283	—	(283)	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	41,289	—	(41,289)	—	—
Exclude depreciation and amortization of unconsolidated entities	19,918	—	(19,918)	—	—	18,829	—	(18,829)	—	—
Exclude interest expense of unconsolidated entities	25,932	—	(25,932)	—	—	26,211	—	(26,211)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	(1,875)	—	1,875	—	—
Adjusted total income	348,516	20,885	43,527	1,659	372,817	304,059	14,027	46,626	8,413	345,071
Operating expenses	184,809	14,378	43,527	1,310	215,268	161,339	9,809	46,626	5,772	203,928
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	1,037	—	—	—	1,037	1,012	—	—	—	1,012
Exclude straight-line rent adjustment	(252)	—	—	—	(252)	(1,094)	—	—	(2)	(1,096)
Exclude preference payment	—	—	—	—	—	(585)	—	—	—	(585)
Adjusted operating expenses	185,594	14,378	43,527	1,310	216,053	160,672	9,809	46,626	5,770	203,259
Net operating income	162,922	6,507	—	349	156,764	143,387	4,218	—	2,643	141,812
Interest expense	(69,300)	(4,007)	(25,932)	(159)	(91,384)	(65,334)	(1,710)	(26,211)	(1,865)	(91,700)
Interest expense of unconsolidated entities	(25,932)	—	25,932	—	—	(26,211)	—	26,211	—	—
Gain (loss) on extinguishment of debt	8,007	(415)	—	(192)	8,230	15,101	1,511	1,875	—	15,465
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	1,875	—	(1,875)	—	—
Net gain (loss) on land held for divestiture activity	807	247	(283)	—	277	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	(283)	—	283	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	(585)	—	—	—	(585)
Amortization of mortgage procurement costs - Real Estate Groups	(3,364)	—	—	—	(3,364)	(4,010)	—	—	(42)	(4,052)
Impairment of consolidated and unconsolidated Land Group projects	—	—	—	—	—	(450)	—	(2,100)	—	(2,550)
Impairment of unconsolidated Land Group projects	—	—	—	—	—	(2,100)	—	2,100	—	—
Straight-line rent adjustment	3,055	—	—	52	3,107	3,167	—	—	101	3,268
Noncontrolling interest in FFO	(2,332)	(2,332)	—	—	—	(4,019)	(4,019)	—	—	—
Pre-tax FFO from discontinued operations	50	—	—	(50)	—	837	—	—	(837)	—
Pre-Tax FFO	73,630	—	—	—	73,630	61,658	—	—	—	61,658
Income tax benefit (expense) on FFO	6,000	—	—	—	6,000	(460)	—	—	—	(460)
Funds From Operations (FFO)	$79,630	$—	$—	$—	$79,630	$61,198	$—	$—	$—	$61,198
Depreciation and amortization - Real Estate Groups	(73,490)	—	—	(36)	(73,526)	(69,418)	—	—	(1,886)	(71,304)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	19,299	19,299	5,849	—	—	—	5,849
Impairment of consolidated and unconsolidated depreciable real estate	(30,200)	—	—	(164)	(30,364)	—	—	(39,189)	(10,257)	(49,446)
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	(39,189)	—	39,189	—	—
Non-FFO from discontinued operations	19,099	—	—	(19,099)	—	(12,143)	—	—	12,143	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(7,893)	—	—	—	(7,893)	(2,275)	—	—	—	(2,275)
Impairment of consolidated real estate	11,776	—	—	—	11,776	19,177	—	—	—	19,177
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(1,078)	$—	$—	$—	$(1,078)	$(36,801)	$—	$—	$—	$(36,801)
Preferred dividends and inducements of preferred stock conversion	(17,731)	—	—	—	(17,731)	(3,850)	—	—	—	(3,850)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(18,809)	$—	$—	$—	$(18,809)	$(40,651)	$—	$—	$—	$(40,651)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Summary of Funds From Operations (FFO) — Nine Months Ended October 31, 2012 and 2011 (in thousands)

	Commercial Group 2012					Commercial Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$603,415	$28,082	$174,766	$7,710	$757,809	$592,707	$26,507	$158,589	$32,824	$757,613
Exclude straight-line rent adjustment	(13,495)	—	—	(379)	(13,874)	(5,173)	—	—	(932)	(6,105)
Adjusted revenues	589,920	28,082	174,766	7,331	743,935	587,534	26,507	158,589	31,892	751,508
Add interest and other income	12,448	311	(252)	8	11,893	18,504	(179)	115	6	18,804
Equity in earnings (loss) of unconsolidated entities, including impairment	37,166	—	(37,166)	—	—	(25,528)	—	25,528	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	(16,107)	—	16,107	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	39,189	—	(39,189)	—	—
Exclude depreciation and amortization of unconsolidated entities	32,443	—	(32,443)	—	—	29,503	—	(29,503)	—	—
Exclude interest expense of unconsolidated entities	49,211	—	(49,211)	—	—	47,478	—	(47,478)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	70	—	(70)	—	—
Adjusted total income	705,081	28,393	71,801	7,339	755,828	696,750	26,328	67,992	31,898	770,312
Operating expenses	309,700	20,210	71,801	3,496	364,787	285,111	15,783	67,992	19,100	356,420
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	680	—	—	—	680	740	—	—	—	740
Exclude straight-line rent adjustment	(1,807)	—	—	—	(1,807)	(3,458)	—	—	(7)	(3,465)
Exclude preference payment	—	—	—	—	—	(1,756)	—	—	—	(1,756)
Adjusted operating expenses	308,573	20,210	71,801	3,496	363,660	280,637	15,783	67,992	19,093	351,939
Net operating income	396,508	8,183	—	3,843	392,168	416,113	10,545	—	12,805	418,373
Interest expense	(124,819)	(8,107)	(49,211)	(1,960)	(167,883)	(123,269)	(7,297)	(47,478)	(5,627)	(169,077)
Interest expense of unconsolidated entities	(49,211)	—	49,211	—	—	(47,478)	—	47,478	—	—
Gain (loss) on extinguishment of debt	8,077	(603)	—	—	8,680	20,134	1,507	(70)	—	18,557
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	(70)	—	70	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	(1,756)	—	—	—	(1,756)
Amortization of mortgage procurement costs - Real Estate Groups	(8,780)	—	—	(158)	(8,938)	(7,610)	—	—	(564)	(8,174)
Net gain on change in control of interests	6,766	2,702	—	—	4,064	—	—	—	—	—
Impairment of consolidated and unconsolidated Land Group projects	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated Land Group projects	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	11,688	—	—	379	12,067	1,715	—	—	925	2,640
Noncontrolling interest in FFO	(2,175)	(2,175)	—	—	—	(4,755)	(4,755)	—	—	—
Pre-tax FFO from discontinued operations	2,104	—	—	(2,104)	—	7,539	—	—	(7,539)	—
Pre-Tax FFO	240,158	—	—	—	240,158	260,563	—	—	—	260,563
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$240,158	$—	$—	$—	$240,158	$260,563	$—	$—	$—	$260,563
Depreciation and amortization - Real Estate Groups	(150,890)	—	—	(1,370)	(152,260)	(143,853)	—	—	(6,653)	(150,506)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	16,107	13,768	29,875	15,410	—	—	39,937	55,347
Gain on disposition of unconsolidated entities	16,107	—	(16,107)	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	(30,660)	—	—	(4,254)	(34,914)	—	—	(39,189)	(13,692)	(52,881)
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	(39,189)	—	39,189	—	—
Non-FFO from discontinued operations	8,144	—	—	(8,144)	—	19,592	—	—	(19,592)	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$82,859	$—	$—	$—	$82,859	$112,523	$—	$—	$—	$112,523

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Summary of Funds From Operations (FFO) — Nine Months Ended October 31, 2012 and 2011 (in thousands) (continued)

	Residential Group 2012					Residential Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$203,258	$12,778	$117,424	$1,464	$309,368	$177,410	$9,979	$111,763	$2,122	$281,316
Exclude straight-line rent adjustment	350	—	—	—	350	(292)	—	—	—	(292)
Adjusted revenues	203,608	12,778	117,424	1,464	309,718	177,118	9,979	111,763	2,122	281,024
Add interest and other income	14,964	441	2,437	—	16,960	15,362	441	599	—	15,520
Equity in earnings (loss) of unconsolidated entities, including impairment	8,148	260	(7,846)	—	42	21,229	228	(20,715)	—	286
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	(12,567)	—	12,567	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	27,915	—	(27,915)	—	—	20,185	—	(20,185)	—	—
Exclude interest expense of unconsolidated entities	26,755	—	(26,755)	—	—	26,725	—	(26,725)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	1,313	—	(1,313)	—	—	2,336	—	(2,336)	—	—
Adjusted total income	282,703	13,479	56,032	1,464	326,720	250,388	10,648	54,968	2,122	296,830
Operating expenses	137,558	9,825	56,032	578	184,343	121,973	7,723	54,968	820	170,038
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	430	—	—	—	430	467	—	—	—	467
Exclude straight-line rent adjustment	—	—	—	—	—	63	—	—	—	63
Exclude preference payment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	137,988	9,825	56,032	578	184,773	122,503	7,723	54,968	820	170,568
Net operating income	144,715	3,654	—	886	141,947	127,885	2,925	—	1,302	126,262
Interest expense	(15,055)	(1,037)	(26,755)	(453)	(41,226)	(24,616)	(1,381)	(26,725)	(653)	(50,613)
Interest expense of unconsolidated entities	(26,755)	—	26,755	—	—	(26,725)	—	26,725	—	—
Gain (loss) on extinguishment of debt	—	—	(1,313)	(192)	(1,505)	—	—	(2,336)	—	(2,336)
Gain (loss) on extinguishment of debt of unconsolidated entities	(1,313)	—	1,313	—	—	(2,336)	—	2,336	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(2,311)	—	—	(8)	(2,319)	(2,709)	—	—	(12)	(2,721)
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated Land Group projects	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated Land Group projects	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	(350)	—	—	—	(350)	355	—	—	—	355
Noncontrolling interest in FFO	(2,617)	(2,617)	—	—	—	(1,544)	(1,544)	—	—	—
Pre-tax FFO from discontinued operations	233	—	—	(233)	—	637	—	—	(637)	—
Pre-Tax FFO	96,547	—	—	—	96,547	70,947	—	—	—	70,947
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$96,547	$—	$—	$—	$96,547	$70,947	$—	$—	$—	$70,947
Depreciation and amortization - Real Estate Groups	(63,466)	—	—	(355)	(63,821)	(57,795)	—	—	(567)	(58,362)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	13,445	13,445	—	—	12,567	—	12,567
Gain on disposition of unconsolidated entities	—	—	—	—	—	12,567	—	(12,567)	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	(235)	—	—	—	(235)
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	13,090	—	—	(13,090)	—	(567)	—	—	567	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$46,171	$—	$—	$—	$46,171	$24,917	$—	$—	$—	$24,917

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Summary of Funds From Operations (FFO) — Nine Months Ended October 31, 2012 and 2011 (in thousands) (continued)

	Land Group 2012					Land Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$36,394	$3,223	$2,463	$—	$35,634	$24,072	$1,662	$8,856	$—	$31,266
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	36,394	3,223	2,463	—	35,634	24,072	1,662	8,856	—	31,266
Add interest and other income	7,224	696	1	—	6,529	8,025	650	(67)	—	7,308
Equity in earnings (loss) of unconsolidated entities, including impairment	(40,540)	—	43,599	—	3,059	1,631	—	(1,737)	—	(106)
Net loss on land held for divestiture activity of unconsolidated entities	42,170	—	(42,170)	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	390	—	(390)	—	—	2,100	—	(2,100)	—	—
Exclude depreciation and amortization of unconsolidated entities	57	—	(57)	—	—	193	—	(193)	—	—
Exclude interest expense of unconsolidated entities	264	—	(264)	—	—	298	—	(298)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	(1,926)	—	1,926	—	—
Adjusted total income	45,959	3,919	3,182	—	45,222	34,393	2,312	6,387	—	38,468
Operating expenses	35,496	2,376	3,182	—	36,302	29,086	1,558	6,387	—	33,915
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	108	—	—	—	108	80	—	—	—	80
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Exclude preference payment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	35,604	2,376	3,182	—	36,410	29,166	1,558	6,387	—	33,995
Net operating income	10,355	1,543	—	—	8,812	5,227	754	—	—	4,473
Interest expense	(4,081)	(264)	(264)	—	(4,081)	(2,465)	(387)	(298)	—	(2,376)
Interest expense of unconsolidated entities	(264)	—	264	—	—	(298)	—	298	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	1,926	—	1,926
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	1,926	—	(1,926)	—	—
Net gain (loss) on land held for divestiture activity	(5,651)	3,754	(42,170)	—	(51,575)	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	(42,170)	—	42,170	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(83)	—	—	—	(83)	(204)	—	—	—	(204)
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated Land Group projects	—	—	—	—	—	(1,850)	—	(2,100)	—	(3,950)
Impairment of unconsolidated Land Group projects	—	—	—	—	—	(2,100)	—	2,100	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	(5,033)	(5,033)	—	—	—	(367)	(367)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	(46,927)	—	—	—	(46,927)	(131)	—	—	—	(131)
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$(46,927)	$—	$—	$—	$(46,927)	$(131)	$—	$—	$—	$(131)
Depreciation and amortization - Real Estate Groups	(355)	—	—	—	(355)	(194)	—	—	—	(194)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	(390)	—	(390)	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	(390)	—	390	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(47,672)	$—	$—	$—	$(47,672)	$(325)	$—	$—	$—	$(325)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Summary of Funds From Operations (FFO) — Nine Months Ended October 31, 2012 and 2011 (in thousands) (continued)

	The Nets Group 2012					The Nets Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	—	—	—	—	—	—	—	—	—	—
Add interest and other income	—	—	—	—	—	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities, including impairment	(22,707)	—	—	—	(22,707)	(14,969)	—	—	—	(14,969)
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	(22,707)	—	—	—	(22,707)	(14,969)	—	—	—	(14,969)
Operating expenses	—	—	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	—	—	—	—	—	—	—	—	—	—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Exclude preference payment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	—	—	—	—	—	—	—	—	—	—
Net operating income	(22,707)	—	—	—	(22,707)	(14,969)	—	—	—	(14,969)
Interest expense	—	—	—	—	—	—	—	—	—	—
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated Land Group projects	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated Land Group projects	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	(22,707)	—	—	—	(22,707)	(14,969)	—	—	—	(14,969)
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$(22,707)	$—	$—	$—	$(22,707)	$(14,969)	$—	$—	$—	$(14,969)
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(22,707)	$—	$—	$—	$(22,707)	$(14,969)	$—	$—	$—	$(14,969)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Summary of Funds From Operations (FFO) — Nine Months Ended October 31, 2012 and 2011 (in thousands) (continued)

	Corporate Group 2012					Corporate Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	—	—	—	—	—	—	—	—	—	—
Add interest and other income	132	—	—	—	132	219	—	—	—	219
Equity in earnings (loss) of unconsolidated entities, including impairment	—	—	—	—	—	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	132	—	—	—	132	219	—	—	—	219
Operating expenses	40,507	—	—	—	40,507	36,558	—	—	—	36,558
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	1,015	—	—	—	1,015	1,113	—	—	—	1,113
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Exclude preference payment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	41,522	—	—	—	41,522	37,671	—	—	—	37,671
Net operating income	(41,390)	—	—	—	(41,390)	(37,452)	—	—	—	(37,452)
Interest expense	(44,685)	—	—	—	(44,685)	(42,195)	—	—	—	(42,195)
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt	(789)	—	—	—	(789)	(10,800)	—	—	—	(10,800)
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated Land Group projects	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated Land Group projects	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	(86,864)	—	—	—	(86,864)	(90,447)	—	—	—	(90,447)
Income tax benefit (expense) on FFO	9,652	—	—	—	9,652	(7,060)	—	—	—	(7,060)
Funds From Operations (FFO)	$(77,212)	$—	$—	$—	$(77,212)	$(97,507)	$—	$—	$—	$(97,507)
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(17,174)	—	—	—	(17,174)	(26,339)	—	—	—	(26,339)
Impairment of consolidated real estate	13,692	—	—	—	13,692	20,600	—	—	—	20,600
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(80,694)	$—	$—	$—	$(80,694)	$(103,246)	$—	$—	$—	$(103,246)
Preferred dividends and inducements of preferred stock conversion	(25,431)	—	—	—	(25,431)	(11,550)	—	—	—	(11,550)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(106,125)	$—	$—	$—	$(106,125)	$(114,796)	$—	$—	$—	$(114,796)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Summary of Funds From Operations (FFO) — Nine Months Ended October 31, 2012 and 2011 (in thousands) (continued)

	Total 2012					Total 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$843,067	$44,083	$294,653	$9,174	$1,102,811	$794,189	$38,148	$279,208	$34,946	$1,070,195
Exclude straight-line rent adjustment	(13,145)	—	—	(379)	(13,524)	(5,465)	—	—	(932)	(6,397)
Adjusted revenues	829,922	44,083	294,653	8,795	1,089,287	788,724	38,148	279,208	34,014	1,063,798
Add interest and other income	34,768	1,448	2,186	8	35,514	42,110	912	647	6	41,851
Equity in earnings (loss) of unconsolidated entities, including impairment	(17,933)	260	(1,413)	—	(19,606)	(17,637)	228	3,076	—	(14,789)
Net loss on land held for divestiture activity of unconsolidated entities	42,170	—	(42,170)	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	(16,107)	—	16,107	—	—	(12,567)	—	12,567	—	—
Exclude impairment of unconsolidated real estate	390	—	(390)	—	—	41,289	—	(41,289)	—	—
Exclude depreciation and amortization of unconsolidated entities	60,415	—	(60,415)	—	—	49,881	—	(49,881)	—	—
Exclude interest expense of unconsolidated entities	76,230	—	(76,230)	—	—	74,501	—	(74,501)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	1,313	—	(1,313)	—	—	480	—	(480)	—	—
Adjusted total income	1,011,168	45,791	131,015	8,803	1,105,195	966,781	39,288	129,347	34,020	1,090,860
Operating expenses	523,261	32,411	131,015	4,074	625,939	472,728	25,064	129,347	19,920	596,931
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	2,233	—	—	—	2,233	2,400	—	—	—	2,400
Exclude straight-line rent adjustment	(1,807)	—	—	—	(1,807)	(3,395)	—	—	(7)	(3,402)
Exclude preference payment	—	—	—	—	—	(1,756)	—	—	—	(1,756)
Adjusted operating expenses	523,687	32,411	131,015	4,074	626,365	469,977	25,064	129,347	19,913	594,173
Net operating income	487,481	13,380	—	4,729	478,830	496,804	14,224	—	14,107	496,687
Interest expense	(188,640)	(9,408)	(76,230)	(2,413)	(257,875)	(192,545)	(9,065)	(74,501)	(6,280)	(264,261)
Interest expense of unconsolidated entities	(76,230)	—	76,230	—	—	(74,501)	—	74,501	—	—
Gain (loss) on extinguishment of debt	7,288	(603)	(1,313)	(192)	6,386	9,334	1,507	(480)	—	7,347
Gain (loss) on extinguishment of debt of unconsolidated entities	(1,313)	—	1,313	—	—	(480)	—	480	—	—
Net gain (loss) on land held for divestiture activity	(5,651)	3,754	(42,170)	—	(51,575)	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	(42,170)	—	42,170	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	(1,756)	—	—	—	(1,756)
Amortization of mortgage procurement costs - Real Estate Groups	(11,174)	—	—	(166)	(11,340)	(10,523)	—	—	(576)	(11,099)
Net gain on change in control of interests	6,766	2,702	—	—	4,064	—	—	—	—	—
Impairment of consolidated and unconsolidated Land Group projects	—	—	—	—	—	(1,850)	—	(2,100)	—	(3,950)
Impairment of unconsolidated Land Group projects	—	—	—	—	—	(2,100)	—	2,100	—	—
Straight-line rent adjustment	11,338	—	—	379	11,717	2,070	—	—	925	2,995
Noncontrolling interest in FFO	(9,825)	(9,825)	—	—	—	(6,666)	(6,666)	—	—	—
Pre-tax FFO from discontinued operations	2,337	—	—	(2,337)	—	8,176	—	—	(8,176)	—
Pre-Tax FFO	180,207	—	—	—	180,207	225,963	—	—	—	225,963
Income tax benefit (expense) on FFO	9,652	—	—	—	9,652	(7,060)	—	—	—	(7,060)
Funds From Operations (FFO)	$189,859	$—	$—	$—	$189,859	$218,903	$—	$—	$—	$218,903
Depreciation and amortization - Real Estate Groups	(214,711)	—	—	(1,725)	(216,436)	(201,842)	—	—	(7,220)	(209,062)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	16,107	27,213	43,320	15,410	—	12,567	39,937	67,914
Gain on disposition of unconsolidated entities	16,107	—	(16,107)	—	—	12,567	—	(12,567)	—	—
Impairment of consolidated and unconsolidated depreciable real estate	(30,660)	—	(390)	(4,254)	(35,304)	(235)	—	(39,189)	(13,692)	(53,116)
Impairment of unconsolidated depreciable real estate	(390)	—	390	—	—	(39,189)	—	39,189	—	—
Non-FFO from discontinued operations	21,234	—	—	(21,234)	—	19,025	—	—	(19,025)	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(17,174)	—	—	—	(17,174)	(26,339)	—	—	—	(26,339)
Impairment of consolidated real estate	13,692	—	—	—	13,692	20,600	—	—	—	20,600
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(22,043)	$—	$—	$—	$(22,043)	$18,900	$—	$—	$—	$18,900
Preferred dividends and inducements of preferred stock conversion	(25,431)	—	—	—	(25,431)	(11,550)	—	—	—	(11,550)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(47,474)	$—	$—	$—	$(47,474)	$7,350	$—	$—	$—	$7,350